Prospectus
UMB Bank Collective Investment Funds

Prospectus
Units of Participation
UMB Bank Collective Investment Funds
January 29, 2001

This Prospectus offers Units of Participation (“Units”) in three separate Collective Investment Funds the (“Funds”) and individually a (“Fund”) that have been established and are maintained by the Trust Department of UMB Bank, n.a. (“UMB”) to provide investment mediums for retirement plans utilizing the UMB Bank Defined Contribution Plan and Trust and other qualified retirement plans for which UMB is Trustee or agent. The Units are only offered to such plans. This Prospectus replaces the Prospectus initially delivered to investors in the Funds as of January 31, 2000, in order to update the financial data and certain other information contained in the January 31, 2000 Prospectus. This Prospectus may only be used with the financial statements and related notes set forth in part two of this Prospectus and should be retained for future reference. Units are available in the following Funds (See Investment Policies of the Investment Funds).

Fund for Pooling Equity Investments of Employee Trusts (the “Pooled Equity Fund”). The primary objective of the Pooled Equity Fund is growth in value of units of the Fund through investments in equity securities and the reinvestment of income therefrom. Investment in other securities to the extent deemed appropriate by UMB is not prohibited.

Fund for Pooling Debt Investments of Employee Trusts (the “Pooled Debt Fund”). The primary objective of the Pooled Debt Fund is stability in the value of underlying assets through investment in good quality fixed income obligations, such as those classified as “A” rated or better by standard rating services, and growth in unit values through the reinvestment of investment income therefrom. Investment in other securities to the extent deemed appropriate by UMB is not prohibited.

Pooled Income Fund for Employee Trusts (the “Pooled Income Fund”). The primary objective of the Pooled Income Fund is to provide a high degree of liquidity through the investment of funds in short-term fixed income obligations. Unit value growth is determined by the level of short-term interest rates from time to time as income is reinvested. Investment in other securities to the extent deemed appropriate by UMB is not prohibited.

The Units of a Fund are offered at a price that is calculated by dividing the market value of all the assets in the Fund including cash, if any, less liabilities at the close of business on the valuation date by the total number of outstanding Units of that Fund on the valuation date (the date on which a participating plan may invest in a Fund). No discounts or commissions are paid as a result of the sale of the Units.

This Prospectus also describes the investment of assets of a retirement plan that utilizes the UMB Bank Defined Contribution Plan and Trust (a “DC Plan”) in one or more of the Funds, the right of an individual participant to elect to direct the investment of assets in such participant’s account number under a DC Plan and distribution of benefits under a DC Plan.

These securities have not been approved or disapproved by the Securities and Exchange Commission, any state securities commission or any other regulatory authority, nor have any of the foregoing authorities passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Units of Participation in the funds are not deposits or obligations of, or guaranteed by UMB Bank, n.a., or any other banking institution, and Units of Participation are not federally insured by the Federal Deposit Insurance Corporation, or any other governmental agency, and involve investment risk including the possible loss of the principal invested. The collective investment funds are not registered as investment companies under the Investment Company Act of 1940 and, therefore, are not subject to compliance with the requirements of such act. Units are not “redeemable securities” within the meaning of the Investment Company Act of 1940.

See “Risk Factors” on page 8 for a discussion of certain matters that should be considered in evaluating an investment in the Units.

This Prospectus does not constitute an offering in any jurisdiction in which such offering may not be legally made.

UMB Bank, National Association
Trust Department
1010 Grand Boulevard - Box 419692
Kansas City, Missouri 64141-6692
(816) 860-7474

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Table of Contents

Summary of the Collective Investment Funds
Summary of the UMB Bank Defined
Contribution Plan and Trust
Risk Factors
The Collective Investment Funds
Investment of Participants' Accounts
Summary of Units of Participation Values
Investment Management
Brokerage of Securities Transactions
Investment Policies of the Collective Investment Funds
Investment Objectives
Valuation of Funds' Assets
Turnover Rates
UMB as Trustee of the Funds
UMB Bank Defined Contribution Plan and Trust
Definitions of Certain Terms
Adoption of a Plan
UMB as Trustee of the Defined Contribution Plan and Trust
Plan Administrator
Participation in the Plan
Contributions
Restrictions on Investments
Vesting of Participant's Interest
Benefits
Amendment and Termination
Resignation, Removal and Succession of Trustee
Taxes, Expenses and Fees
Litigation
Limitation of Liability of Trustee
Federal Income Tax Consequences of UMB
Defined Contribution Plan and Trust
Other Tax Consequences
Penalty Taxes
State Tax Consequences
Reports
Legal Matters
Additional Information
Recommendation to Consult Advisors
Table of Contents to Financial Statements

Summary of the Collective Investment Funds

The Collective Investment Funds are trusts that have been established by UMB, which is also Trustee of the Funds, for the purpose of providing investment mediums for certain qualified retirement plans. There are three Funds, the investment objectives of which are as follows:

Fund for Pooling Equity Investments of Employee Trusts. The primary objective of the Pooled Equity Fund, which was created by UMB in 1955, is growth in value of units of the Fund through investments in equity securities and the reinvestment of income therefrom. Investment in other securities to the extent deemed appropriate by UMB is not prohibited. See Investment Policies of the Collective Investment Funds.

Fund for Pooling Debt Investments of Employee Trusts. The primary objective of the Debt Fund, which was created by UMB in 1955, is stability in the value of underlying assets through investment in good quality fixed income obligations, such as those classified as “A” rated or better by standard rating services, and growth in unit values through the reinvestment of investment income therefrom. Investment in other securities to the extent deemed appropriate by UMB is not prohibited. See Investment Policies of the Collective Investment Funds.

Pooled Income Fund for Employee Trusts. The primary objective of the Pooled Income Fund, which was created by UMB in 1974, is to provide a high degree of liquidity through the investment of funds in short-term fixed income obligations. Unit value growth is determined by the level of short-term interest rates from time to time as income is reinvested. Investment in other securities to the extent deemed appropriate by UMB is not prohibited. See Investment Policies of the Collective Investment Funds.

The assets of each of the Funds are managed by UMB as Trustee. UMB charges against the assets of each plan under the UMB Bank Defined Contribution Plan and Trust certain fees which are set forth in a schedule published from time to time by UMB. No start-up fees are charged to new participants under a plan. More detailed information concerning fees for specific transactions under a plan is set forth under Summary of the UMB Defined Contribution Plan and Trust and Taxes, Expenses and Fees. All fees payable in connection with a plan are subject to change.

Except for withdrawal of voluntary contributions (See Employee Nondeductible Voluntary Contributions) the methods described under Benefits are the only means by which a participant may redeem or receive benefits from a participant’s account under a plan.

Notwithstanding the respective investment objectives in the three separate funds, UMB, as Trustee, has broad discretion in the investment of the assets in the funds, and is not prohibited by the UMB Bank Defined Contribution Plan and Trust, from concentrating the assets of a fund in securities of one issuer or one industry, purchasing securities on margin, making short sales, trading in commodities, purchasing the securities of new enterprises or engaging in various investment practices which are not specifically set forth in this Prospectus.

Selected Financial Information

The historical performance of the Pooled Equity Fund, the Pooled Debt Fund, and the Pooled Income Fund is set forth below for the periods indicated. The tables contain selected data per Unit for each Fund based on the annual average number of Units outstanding for each of the five years presented in the tables. Information in these tables should be read in conjunction with the financial statements for the three years ended October 31, 2000 and the related notes thereto as set forth in part two of this Prospectus. Past performance is no guarantee of future results.

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Fund for Pooling Equity Investments of Employee Trusts
Selected Financial Information (Per Unit)

For the year ended October 31,

                                                       2000        1999         1998         1997          1996

                                                    ----------   --------    ---------   --------      ----------

Investment income                                    $ 0.31      $ 0.33       $ 0.30       $ 0.25        $ 0.23
Expenses                                               0.00        0.00         0.00         0.00          0.00

                                                    ----------   --------    ---------   --------      ----------
Net investment income                                  0.31        0.33         0.30         0.25          0.23

Net realized and unrealized
   gain (loss) on investments                          0.04        0.79         0.39         1.38          0.59
                                                    ----------   --------    ---------   --------      ----------
Net increases in unit value                            0.35        1.12         0.69         1.63          0.82

Unit Value:
        Beginning of year                             10.69        9.57         8.88         7.25          6.43
                                                    ----------   --------    ---------   --------      ----------
        End of year                                  $11.04      $10.69        $9.57       $ 8.88        $ 7.25
                                                     =======     =======      =======      =======       =======
Ratio of expenses to average
   participants' interest                              0.01%      0.01%         0.00%        0.01%         0.01%
                                                     =======     =======      =======      =======       =======

Ratio of net investment income
   to average participants' interest                   2.71%       3.21%        3.28%        3.17%         3.28%

Ratio of net realized and unrealized gain
   (loss) on investments to average
   participants' interest1                             0.04%      10.30%        5.18%       17.83%         8.91%
                                                    ----------   --------    ---------   --------      ----------

Ratio of net increase from investment
   activities to average participants'interest         2.75%      13.51%        8.46%       21.00%        12.19%

                                                     =======     =======      =======      =======       =======
Number of units outstanding at end of year        9,983,282  13,796,030   19,485,100   24,444,630    35,787,230
                                                  =========  ==========   ==========   ==========    ==========

1        Participants' interest is the total net assets of the Fund.
*       Per unit information has been adjusted to reflect a 10 to 1 split paid during the quarter ended April 30, 2000.

Fund for Pooling Debt Investments of Employee Trusts
Selected Financial Information (Per Unit)

For the year ended October 31,

                                                       2000        1999         1998         1997        1996
                                                    ----------   --------    ---------   --------      ----------

Investment income                                     $0.53     $  0.47       $ 0.43       $ 0.41        $ 0.39

Expenses                                               0.00        0.00         0.00         0.00          0.00

                                                    ----------   --------    ---------   --------      ----------
Net investment income                                  0.53        0.47         0.43         0.41          0.39

Net realized and unrealized gain (loss) on
investments                                           (0.12)      (0.43)        0.24         0.09         (0.07)

                                                    ----------   --------    ---------   --------      ----------
Net increase in unit value                             0.41        0.04         0.67         0.50          0.32

Unit Value:
       Beginning of year                               7.35        7.31         6.64         6.14          5.82
                                                    ----------   --------    ---------   --------      ----------
       End of Year                                   $ 7.76      $ 7.35       $ 7.31       $ 6.64        $ 6.14
                                                     =======     =======      =======      =======       =======

Ratio of expenses to average participants'
interest 1                                             0.01%       0.01%        0.01%        0.01%         0.01%

                                                     =======     =======      =======      =======       =======
Ratio of net investment income to average
participants' interest1                                6.69%       6.46%        6.25%        6.45%         6.52%

Ratio of net realized and unrealized gain
(loss) on investments to average
participant's interest1                               (1.66%)    (6.13%)        3.02%        0.93%        (1.30%)
                                                    ----------   --------    ---------   --------      ----------

Ratio of net increase from investment
activities to average participants
interest1                                              5.03%       0.33%        9.27%        7.38%         5.22%
                                                     =======     =======      =======      =======       =======
Number of units outstanding at end of year
                                                  8,772,286  12,615,040   15,922,850   19,580,300    27,528,060
                                                  =========  ==========   ==========   ==========    ==========

1        Participants' interest is the total net assets of the Fund.
*       Per unit information has been adjusted to reflect a 10 to 1 split paid during the quarter ended April 30, 2000.

Pooled Income Fund for Employee Trusts
Selected Financial Information (Per Unit) (2)

For the year ended October 31,

                                                       2000        1999         1998         1997          1996
                                                 ------------  ------------  ------------  ------------  ------------

Investment income                                    $ 0.38      $ 0.32       $ 0.30       $ 0.28        $ 0.27

Expenses                                                  -           -            -            -             -

                                                    ----------   --------    ---------   --------      ----------
Net investment income                                  0.38        0.32         0.30         0.28          0.27

Net realized and unrealized gain (loss) on
   investments                                         0.00       (0.04)        0.01         0.00          0.00

                                                    ----------   --------    ---------   --------      ----------
Net increase in unit value                             0.38        0.28         0.31         0.28          0.27

Unit Value:
   Beginning of year                                   5.88        5.60         5.29         5.01          4.74

                                                    ----------   --------    ---------   --------      ----------
   End of year                                         6.26        5.88         5.60         5.29          5.01

                                                     =======     =======      =======      =======       =======
Ratio of net investment income to average
   participants' interest1                             6.31%       5.54%        5.47%        5.53%         5.59%

Ratio of net realized and unrealized gain
   (loss) on investments to average
   participants' interest (1)                          0.00%       0.00%        0.00%        0.00%        (0.06%)
                                                    ----------   --------    ---------   --------      ----------
Ratio of net increase from investment
   activities to average participants' interest1       6.31%       5.54%        5.47%        5.53%         5.53%

                                                     =======     =======      =======      =======       =======
Number of units outstanding at end of year        3,586,943     4,526,610     4,990,360     6,611,850     8,848,220
                                                  =========  ==========   ==========   ==========    ==========

(1)      Participants' interest is the total net assets of the Fund.

(2)      All per unit information has been adjusted to reflect the 10 for 1 unit split that took place during the quarter ended April 30, 2000.

Summary of the
UMB Bank Defined Contribution Plan and Trust

Plan and Trust

In order to provide certain employers with a means by which they may establish a qualified retirement plan through which the employers may have contributions to such plans invested in the Funds, UMB offers a Retirement Plan ("Plan") and related Trust ("Trust") for adoption by corporations, associations, self-employed individuals and partnerships (each called "Employer"), which has been determined by the Internal Revenue Service to be in compliance with applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). See UMB Bank Defined Contribution Plan and Trust. UMB acts as Trustee under a Plan and Trust that has been established by an employer. See UMB as Trustee of the Defined Contribution Plan and Trust. Investments of contributions to a Trust, except contributions to Individually Directed Accounts, shall be made by the Trustee in its absolute discretion and the Trustee may invest contributions in the Pooled Equity Fund, the Pooled Debt Fund, the Pooled Income Fund, or any combination thereof. Investment of contributions to an Individually Directed Account is directed by the Participant, and such contributions may be invested in the Pooled Equity Fund, the Pooled Debt Fund, the Pooled Income Fund, or in any form of investment not prohibited by ERISA. At the request of a Participant in a Plan and Trust, life insurance or annuity contracts may be purchased for such Participant subject to the limitations and restrictions of the Internal Revenue Code and Regulations promulgated thereunder. See Investment of Participants' Accounts and Definitions of Certain Terms.

Adoption of Plan and Trust

Any Employer may adopt a Plan and Trust by executing an Adoption Agreement designating therein, among other things, (1) the eligibility requirement for employees in terms of age and continuous period of employment, (2) whether the Plan is a pension or profit-sharing plan, (3) the formula for Employer contributions to the Plan, (4) the vesting schedule for Employer contributions, and (5) the allocation of Employer contributions. Adoption of a Plan and Trust establishes a separate Trust for each adopting Employer. See Adoption of a Plan.

Administration of the Plan

The Employer designates a Plan Administrator for purposes of the requirements of ERISA and if no Plan Administrator is designated, the Employer is deemed to be the Plan Administrator. The Plan Administrator determines the eligibility of Employees for participation and benefits, maintains certain records, advises the Trustee regarding payments and individual investment directions of Participants and has the exclusive right to establish such rules and procedures as are reasonably necessary for proper and efficient administration of the Plan. The Plan Administrator is charged with all duties imposed upon an administrator under ERISA. See Amendment and Termination.

The Trustee

UMB is the Trustee of a Plan and Trust that has been adopted by an Employer and may not be designated as a Plan Administrator. The Trustee receives contributions made under the Plan and may invest them in its own discretion, unless a Participant elects to direct his own account, in the Pooled Equity Fund, the Pooled Debt Fund, the Pooled Income Fund, or any combination thereof. The Trustee is not responsible for the administration of the Plan or for monitoring the Employer's compliance with the Plan or for the performance of the Plan Administrator. See UMB as Trustee of the Funds.

UMB has been a national bank since 1934 and was formerly The City National Bank and Trust Company of Kansas City. It became a wholly owned subsidiary of UMB Financial Corporation in 1969. UMB's total assets as of September 30, 2000 were $6,228,644,000 and as of the same date its deposits were $4,703,153,000 and its total capital accounts were $530,664,000. The Trust Department of UMB maintains several collective funds for trust investment and three separate pooled funds for employee benefit plan investment. The Trust Department of UMB, as of December 31, 2000, managed approximately $14,500,000,000 in assets.

The Trustee may resign at any time by giving sixty (60) days prior written notice to the Employer. The Employer may remove the Trustee at any time by giving sixty (60) days prior written notice to the Trustee. In the event of resignation or removal of the Trustee, the Employer must appoint in writing a successor Trustee and such successor Trustee must evidence its acceptance of the trusteeship in writing. See Resignation, Removal and Succession of Trustee.

Investment of Contributions

Unless a Participant specifically elects, by written notice to the Trustee on a form provided for such purpose, to direct the Trustee to separate the Participant's interest in the Plan in a separate account which is designated an Individually Directed Account, the Trustee will invest all contributions to the Plan in its own discretion. In its discretion, the Trustee may invest contributions in any one or more of the Collective Investment Funds. See the Collective Investment Funds.

Life Insurance

If authorized by the Employer in the Plan and at the request of any Participant, any portion which is less than fifty percent (50%) of the Employer's contribution to such Participant's Account may be applied to the purchase of life insurance or annuity contracts. The Trustee will be the beneficiary of the proceeds of any such life insurance or annuity contract and the owner of all such contracts. Upon the death of a Participant, the Plan Administrator and the Trustee will take appropriate action to procure payment of the proceeds of any such contract to the listed beneficiaries of the Participant. See Investment of Participants' Accounts.

Charges Applicable to the Plan and Trust

Unless otherwise paid by the Employer, the following will constitute charges upon the Trust and will be paid by the Trustee out of the Trust:

(1)	all taxes imposed upon the Trust, the income or assets of the Trust or the Trustee in its capacity as Trustee;
(2)	all expenses incurred by the Trustee in its capacity as Trustee, including attorneys' fees, accountants' fees and other expenses incurred by the Trustee in the performance of its duties in connection with the Trust; and
(3)	fees and other compensation of the Trustee for its services under the Plan.

Within sixty (60) days after the close of each Plan year, the Trustee will render to the Employer and to the Plan Administrator a written accounting of all charges made upon the Trust during the preceding year, such written accounting to be approved by the Employer. See Taxes, Expenses and Fees.

Federal Tax Consequences

In computing adjusted gross income for federal income tax purposes, an Employer may deduct the full amount of contributions to the Plan, within the contribution limits of the Plan, on behalf of the Participants who are common-law employees, and such contributions will not be includable in the gross income of the employees. Contributions on behalf of the Participants who are self-employed persons will be includable in gross income, but such a Participant, in computing adjusted gross income, may deduct the Employer's contribution on his behalf up to $30,000 or the percentage contribution limit of the Plan, whichever is less. Amounts distributed from the Trust generally are subject to federal income tax at the time of distribution. However, benefit payments representing a return of Nondeductible Voluntary Contributions are not taxable income. See Federal Income Tax Consequences of UMB Defined Contribution Plan and Trust and Other Tax Consequences.

Risk Factors

There is a market risk inherent in any investment in securities, whether equity, debt or other instruments since the prices of securities may fluctuate because of market conditions, economic factors, governmental fiscal and monetary policy, and other reasons that cannot be anticipated and are out of the control of the Trustee. Accordingly, there can be no assurance that the objectives of a Fund will be achieved, and at the time Units in a Fund are withdrawn by reason of a change in the investment in a Participant's Account, the payment of benefits, or the withdrawal of voluntary contributions, the value of such Participant's interest may be more or less than the amount contributed to a Participant's Account.

No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon.

Investors are advised to consult with an attorney or tax advisor regarding the requirements for establishing a retirement plan and trust and investing in the UMB Collective Investment Funds and the tax consequences thereof.

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THE COLLECTIVE INVESTMENT FUNDS

Investment of Participants' Accounts

Subject to the right of any Participant to elect to direct the investments of his or her Individually Directed Account, including the right to direct the purchase of life insurance, the Trustee manages the investment of all participants' accounts under each separate participating retirement plan in a Fund as a single fund. The assets of each such plan are invested in the Funds, with the debt/equity ratios determined from time to time by the Trustee, often following consultation with or recommendations by the Employer.

Records of the Participants' interests in the separate participating retirement plans (not to be confused with the Funds) may be maintained either on a "dollars and cents" basis, or on a "shares" basis, whichever the Trustee deems appropriate in each case.

Where a "shares" basis accounting method is employed, shares are initially created at the value of $1 each. At each subsequent valuation date of the particular retirement Plan, the value of each share is determined by dividing the number of outstanding shares of such plan into the total current fair market value of all net assets of the retirement plan. Shares representing benefit payments to be distributed or insurance premiums to be paid as of any pertinent plan valuation date are cancelled at their value on that valuation date. Similarly, new shares representing additional contributions to be allocated to participants are created at the share value applicable on the pertinent plan valuation date.

In determining the current fair market value of assets of a particular participating retirement plan, the current unit values of the Funds, as determined by the Trustee, are multiplied by the number of units of participation in a Fund or the Funds owned by the particular plan.

The regular valuation date for each participating retirement plan is the last business day of the plan year. Additional valuation dates may occur throughout the plan year as necessary or desirable for administrative purposes, including the occurrence of a benefit distribution event and the allocation of voluntary or salary deferral contributions.

Summary of Units of Participation Values

The table below shows the value at each annual valuation date for the date indicated of a unit of participation in each of the Funds:

Valuation Date     Pooled Equity Fund  Pooled Debt Fund   Pooled Income Fund
                        (1,3)                (2,3)                (3)
----------------   ------------------  -----------------  -------------------
October 31, 1996           $ 7.25           $ 6.14               $5.01
October 31, 1997           $ 8.88           $ 6.64               $5.29
October 31, 1998           $ 9.57           $ 7.31               $5.60
October 31, 1999           $10.69           $ 7.35               $5.88
October 31, 2000           $11.04           $ 7.76               $6.26
(1)	All per unit information has been adjusted to reflect the 5 for 1 unit split that took place during the quarter ended July 31, 1994.
(2)	All per unit information has been adjusted to reflect the 2 for 1 unit split that took place during the quarter ended July 31, 1994.
(3)	All per unit information has been adjusted to reflect the 10 for 1 unit split that took place during the quarter ended April 30, 2000.

Investment Management

In managing the investments of the Funds, UMB as Trustee for the Funds, invests and reinvests the assets of the Funds in a manner consistent with the policies described below under "Investment Policies of the Collective Investment Funds." UMB's Trust Department is responsible for the continuing supervision and evaluation of all investment funds. Research, portfolio management, security trading, and statistical review and analysis are carried on by the Trust Department under the supervision of the senior trust investment officer.

All investments of the Funds in securities are reviewed and approved by the Trust Policy Committee of UMB. This committee is composed of senior bank officers and/or directors. Portfolio managers are provided with specific guidelines with respect to the balance between equity and fixed income securities, diversification of equity investment by industry and by company, and the timing of purchases and sales. The guidelines are prepared by UMB's Trust Department, subject to approval by UMB's Trust Policy Committee.

Brokerage of Securities Transactions

The Trust Department of UMB does not act as a broker or dealer in securities transactions. Moreover, as a matter of general policy, no person exercising discretionary investment authority on behalf of UMB is permitted to acquire or dispose of a substantial portion of securities of any issuer at the time such securities are being purchased or sold by or for any of the Funds. It is UMB's general practice to select security brokers on the basis of their ability to provide the best execution on the purchase or sale of portfolio securities for all of the Funds. Fixed income security transactions are normally done on a net basis while commissions are paid for the execution of common stock and convertible security transactions. When executing security transactions requiring commissions, UMB gives consideration to research services provided by brokers and, therefore, does not limit the placing of orders to brokers providing only sales execution services. A portion of these commissions is derived from security transactions for the Funds. Research services received in exchange for commission business cover a wide variety of subjects ranging from economic, monetary and fiscal policy through reports on specific companies, and such research is used extensively by UMB's analytical group. UMB may cause the Fund to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting the transaction, but only when UMB has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or UMB's overall responsibilities with respect to the accounts as to which it exercises investment discretion.

In addition to research services and information obtained in connection with specific brokerage transactions as described above, UMB currently has such commission agreements, understandings or both with Bear Stearns and Co.; Paine Webber; Standard and Poor's Corporation; Morgan Stanley, Inc.; Boston Institutional Services; Capital Institutional Services, Inc.; Paragon; Frank Russell; and Wm. O'Neil, concerning the providing of statistical reports on economic conditions and reports relative to the investment performance of various money managers and data on selected securities that are considered for purchase in these Funds, all such reports and data having been compiled by third parties. The commissions paid to the companies providing such reports and data aggregate approximately fifty percent (50%) of the total brokerage commissions paid by UMB on an annual basis. Such reports and data are available to UMB in its management of pooled funds as well as all of its other accounts.

Investment Policies of the Collective Investment Funds

Investment Objectives

The primary investment objective of each of the Funds is set forth under Summary of the Collective Investment Funds. With the exception of the U.S. Government and Federal Agency issues, not more than 10% of the market value of the assets of any Fund is invested in the securities of a particular issuer. UMB, as Trustee, seeks to realize the investment objective of each of the Funds as follows:

Pooled Equity Fund. This Fund is invested in a broadly diversified portfolio of common stocks and convertible securities which is designed to give representation in those segments of industry which UMB feels will grow more rapidly than the economy as a whole. These investments are supplemented from time to time by some exposure to more cyclical industries when deemed appropriate considering the objectives of the Fund. Current yield is not a prime consideration as growth in value is sought through appreciation of capital over a period of years. At such time as economic and other consideration dictate, a significant portion of the Fund may be invested in short-term fixed income obligations.

Pooled Debt Fund. This Fund is invested primarily in U.S. government, federal agency and corporate fixed income obligations, mortgages and mortgage participations. In managing the assets of this Fund, consideration is given to the prospective trends in short, intermediate and long-term interest rates, yield differentials between various grades and classifications of securities and attractiveness of discount or premium bonds. Funds awaiting permanent investment or distribution are placed in short-term money market instruments. Capital growth is attained primarily through reinvestment of interest income.

Pooled Income Fund. This Fund is invested in short-term (maturities up to 5 years) fixed income obligations in order to provide maximum current income consistent with ready marketability. Investments may be made in direct or guaranteed obligations of the United States of America or agencies thereof, state or local government agencies, debt securities issued by corporations or other business organizations, including commercial paper, certificates of deposits issued by commercial banks (other than UMB), savings banks or savings and loan associations, other securities or obligations of the type or types commonly known as money-market instruments or liquid guaranteed contracts issued by major insurance companies and are concentrated in those areas which appear most attractive, quality considered. Maturities are staggered to provide liquidity based on historical cash flow considerations. Growth in capital values resulting from reinvested income will vary significantly with changes in short-term interest rates, but fluctuations in capital values are generally minimal by reason of short maturities.

Valuation of Funds' Assets

The Trustee of the Funds revalues the Units of Participation of each Fund. The new unit value is computed by determining the market value of all assets of the Fund, including cash, if any, less liabilities, at the close of business on the valuation date, and then dividing that value by the total number of units outstanding on that date. The valuation date is every business day.

Every business day, the Trustee computes the net income or loss of each Fund. All such income is included in the principal value of the Fund and of each outstanding unit. Income is retained in each Fund for reinvestment and is not distributed in cash to each participating retirement plan.

Any retirement plan participating in the Funds may acquire Units of Participation in a Fund or may redeem any units it holds on any valuation date at the new unit value.

Turnover Rates

UMB cannot estimate with any reasonable certainty what the annual turnover rate for the assets held by the Funds will be. If the value of withdrawals from a Fund exceeds the value of contributions directed to be invested in such Fund in a given year, that Fund will be required to reduce its holdings (and incur brokerage fees) independent of any sales and purchases made by UMB as Trustee of the Funds in its efforts to achieve the investment objectives of such Fund. In any event, the turnover rate of a Fund will depend upon the extent UMB deems it reasonable and appropriate to dispose of and replace certain of such Fund's investments as a means of achieving its investment objectives.

The turnover rates of the Pooled Equity Fund, the Pooled Debt Fund and the Pooled Income Fund for the past five fiscal years are shown in the table below:

Annual Turnover Rates*

                                2000       1999      1998     1997     1996
                              -------     ------   -------   -------  -------

Equities and Convertibles
   in Pooled Equity Fund       42.78%     50.64%    44.54%   40.36%    24.23%
Marketable Debt in Pooled
   Debt Fund                   42.98%     34.11%    32.11%   44.22%    22.27%
Pooled Income Fund            850.78%    820.34%   785.76%  788.29%   828.79%

*All turnover rates are calculated as a percentage of market value of assets in the respective Fund. The basic method of calculation of turnover rates is to divide the total sales (excluding short-term securities) for a quarter by the average market value for the quarter and then add the four quarterly changes together to obtain the annual turnover rate.

UMB as Trustee of the Funds

Regulations of the Comptroller of the Currency prohibit UMB from having any interest in the Funds other than in its capacity as Trustee. Such regulations prohibit UMB from lending money to, selling property to or purchasing property from a Fund except for temporary net cash overdrafts, and no assets of a Fund may be invested in stock or obligations of UMB, except that funds held by UMB as Trustee pending suitable investment or distribution may temporarily be held in time or savings deposits with UMB. UMB cannot purchase securities for the Funds from its own portfolio or trading account. Regulations of the Comptroller of the Currency also prohibit UMB from making any loan on the security of the Units of Participation.

Such regulations do not prohibit UMB from investing the assets of any Fund in the securities of issuers which have borrowed funds from UMB's commercial loan division or which maintain deposit or other accounts or otherwise have an ongoing banking relationship with UMB, and UMB may purchase the securities of such issuers for any of the Funds (including securities the proceeds of which may be used, in whole or in part, to repay loans to such issuers from UMB). However, in acting as Trustee for the Funds and other fiduciary accounts, the personnel of UMB's Trust Department do not discuss their investment decisions with any personnel of UMB's commercial banking department, and investment decisions for the Funds and other fiduciary accounts are made by the Trust Department solely from the standpoint of the interest of such fiduciary accounts.

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UMB BANK

DEFINED CONTRIBUTION PLAN AND TRUST

Definitions of Certain Terms

As used in this Prospectus, the following terms shall have the meaning indicated below. These definitions are qualified by reference to the Plan and Trust, which should be consulted for the complete definitions of the terms used therein.

Account: a Participant's separate interest in a Trust.

Break in Service: (a) for purposes of determining eligibility to become a Participant, each consecutive twelve month period commencing on the date of commencement of employment during which an Employee has completed five hundred or fewer Hours of Service; and (b) for all other purposes of the Plan, any Plan Year during which the Employee has completed five hundred or fewer Hours of Service and on the last day of which he is not an Employee. Any Plan Year of less than twelve months will be disregarded for purposes of this subsection.

Code: the Internal Revenue Code of 1986, as amended from time to time.

Compensation: the Earned Income of a Self-Employed individual or, with respect to any Employee other than a Self-Employed individual, as defined by the Employer in its Adoption Agreement. Only the first $160,000 (as indexed) of a Participant's annual Compensation shall be taken into account for purposes of determining Employer contributions under the Plan.

Earned Income: the net income from self-employment in the trade or business with respect to which the Plan is established and for which personal services of the individual are a material income-producing factor.

Effective Date: the first day of the fiscal year of the Employer when the Employer adopts and establishes its Plan, as specified by the Employer in its Adoption Agreement.

Employee: any person employed by the Employer in any capacity.

Employer: the individual proprietor, partnership, association or corporation establishing one or more Plans and Trusts under this basic plan document, and any affiliate thereof which may also, by appropriate action, adopt any such Plan and Trust of the Employer.

Entry Date: (a) the first day of the Plan Year; and (b) the six-month anniversary of the first day of each Plan Year, or such other dates as specified by the Employer in its Adoption Agreement.

ERISA: the Employee Retirement Income Security Act of 1974, as amended.

Fund: one of the three separate Collective Investment Funds in which the Trustee may invest, which are the Fund for Pooling Equity Investments of Employee Trusts (Pooled Equity Fund), the Fund for Pooling Debt Investments of Employee Trusts (Pooled Debt Fund) and the Pooled Income Fund for Employee Trusts (Pooled Income Fund).

Hour of Service: each hour of service for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

Net Earnings: the net income or profits of the Employer for each Plan Year as determined by the Employer upon the basis of its books of account in accordance with generally accepted accounting principles, but without any deduction for taxes based on income, or for contributions made by the Employer under the Plan or any other employee benefit plan or employee welfare plan maintained by the Employer.

Normal Retirement Age: the age specified by the Employer in the Adoption Agreement, but in no event a date later than the 65th birthday of a Participant.

Nonowner Partner: a person who is a partner, but not an Owner-Employee, in the partnership Employer.
Owner-Employee: any individual who, in the event the employer is a partnership, owns more than 10% of either the capital interest or the profits interest in the business of such partnership, and, in the event the Employer is a sole proprietorship, is the proprietor.

Participant: any Employee who is eligible to participate and is participating in the Plan of the Employer.

Permanent and Total Disability: the apparently permanent inability of a Participant to continue performance of his theretofore regular duties in a reasonably efficient manner due to physical or mental incapacity that has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Plan Administrator.

Plan: the profit sharing plan or money purchase pension plan established by an Employer in the form of the Plan and Trust including an Adoption Agreement.

Plan Administrator: the individual designated by the Employer in its Adoption Agreement (and, if none is designated, then the Employer) who will be charged with the general administration of the Employer's Plan.

Plan Trust: the trust fund held and administered under the Employer's Plan, consisting of contributions thereto and income therefrom and increments thereon.

Plan Year: each consecutive twelve-month period ending on the date designated by the Employer in its Adoption Agreement, unless it is the first year of the Plan or there is a change in the Plan Year.

Self-Employed Individual: an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established; also, an individual who would have had Earned Income but for the fact that the trade or business had no Net Earnings for the taxable year.

Trustee: UMB, or any successor association or corporation thereto and any successor Trustee appointed according to the Plan, which acts as Trustee of the Plan Trust.

UMB: UMB Bank, n.a.

Valuation Date: the last business day of the Plan Year and such other days specified by an Employer in its Adoption Agreement.

Year of Service: (a) for purposes of determining eligibility under the Plan each consecutive twelve-month period commencing on the date of employment during which period an Employee has completed one thousand or more Hours of Service; and (b) for purposes of determining vesting under the Plan, each consecutive twelve-month period of employment with the Employer during which an Employee has completed one thousand or more Hours of Service.

Adoption of a Plan

An Employer may adopt a Plan and establish a Trust, subject to acceptance by UMB, by completing and duly executing an Adoption Agreement. The Employer must indicate in the Adoption Agreement whether the Plan is a new Plan or an amendment and continuation of another retirement plan. If the latter, the amendment and continuation must be permitted by the terms and conditions of such other plan, and all assets of that plan must be transferred to UMB, as Trustee of the Plan. Generally, where the predecessor plan was a qualified plan, appointment of UMB as successor Trustee will not have adverse tax consequences to the Employer or to any Participant.

The Plan provides for election by the Employer concerning the following details of participation, which may differ as between different Employers, and which are stated in the Adoption Agreement: (1) the Effective Date of the Plan; (2) the number of months of service required of Employees to be eligible for participation; (3) the vesting schedule for Employer contributions; (4) the amount to be contributed by the Employer on behalf of each Participation, which cannot exceed certain limitations, described below under "Contributions"; (5) whether the Plan is to be a Pension or Profit Sharing Plan; (6) whether participant loans, life insurance, salary deferral contributions and voluntary contributions are authorized; and (7) the allocation of Employer contributions. The Employer is free to amend the Plan to change one or more of such elections although amendments are subject to the general restrictions on amendments of the Plan by an Employer. See Amendment and Termination.

UMB as Trustee of the Defined Contribution Plan and Trust

The Plan gives UMB, as Trustee of the Trust established thereunder, broad powers with respect to the management and disposition of Trust assets. These powers, as more fully set forth in the Plan, include the right to invest and reinvest the assets of the Trust in evidences of indebtedness, evidences of ownership, securities and other personal property and real property as the Trustee shall in its absolute discretion select; purchase life insurance and annuity contracts when directed to do so by the Plan Administrator; to maintain a portion of the assets of the Trust in cash and unproductive of income as it may deem advisable or expedient; to sell, assign, exchange, convey or otherwise transfer, lease, mortgage, encumber, improve, abandon, alter or raze any part or all of the securities or other property of the Trust upon such terms and conditions as in its sole discretion it shall deem to be in the best interest of the Trust; to exercise all the rights with respect to any certificates of stock or other securities held by it as assets of the Trust, including the right to vote all certificates of stock; to sue or defend any suit or legal proceeding by or against the Trust; to acquire and hold any securities or other property of the Trust without disclosing its fiduciary capacity; to employ attorneys, accountants and others, as it may deem advisable in the best interests of the Trust, and to pay their reasonable expenses and compensation out of the Trust; to execute and deliver, as Trustee, any and all instruments in writing necessary or proper for the effective exercise of any of the Trustee's powers; to borrow money from others and to advance its own funds to the Trust upon such terms it deems to be in the best interests of the Trust; to determine what is principal and what is income of the Trust and to allocate gains and losses between principal and income; to sell options to purchase the securities held in the Trust; and to perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust.

Plan Administrator

ERISA provides that administrators and trustees of certain retirement plans and trusts are subject to certain fiduciary standards in addition to any standard imposed by instruments establishing a plan or trust. In the case of a Plan under the Plan and Trust, the Plan Administrator will be the Employer for all purposes of ERISA and the Code unless another person is so designated in the Adoption Agreement. ERISA prohibits the Plan Administrators, Employers, Trustees and certain related persons from engaging in certain transactions with the assets of a retirement trust, including, generally, the sale, exchange, lease or loan of property, the furnishing of goods, services or facilities, or the transfer of assets of the trust, to or by such persons. ERISA imposes excise taxes on employers, trustees and other disqualified persons who engage in prohibited transactions with a plan. ERISA also imposes civil liabilities on trustees, administrators and other fiduciaries for violations of the Act's standards and requires the Plan Administrator to make detailed disclosures and reports regarding a plan or trust and its administration.

UMB will assist Employers and the Plan Administrators in meeting their reporting and disclosure requirements under ERISA by preparing and distributing annually to Participants after the close of the Funds' fiscal year a revised edition of the Prospectus and its accompanying financial statements, and a statement of transactions for each Participant's Account. UMB will also provide such Employers and Plan Administrators with such information regarding the Funds and the Plan as is necessary to enable such persons to meet their statutory responsibilities. However, Employers adopting the Plan should seek the advice of counsel regarding the reporting requirements and other responsibilities and duties to which they may be subject under ERISA.

Participation in the Plan

The Plan provides that, subject to certain limitations, each Employee will be eligible to participate in the Plan as of his Entry Date. An Employee becomes eligible to participate, if he is then employed, either on the date the Plan becomes effective, if the Employee has then satisfied the eligibility requirements of the Plan, or the first Entry Date thereafter on which the Employee meets the eligibility requirements of the Plan. If the Employee has a Break in Service before he satisfies the period of employment required by the Plan, months of service before the Break in Service will be disregarded for purposes of determining eligibility during a period of subsequent employment.

Contributions

Employer Contributions. If the Employer establishes a money purchase pension plan, the Employer is required to make contributions on behalf of each Participant, in an amount equal to the percentage of the Participant's Compensation specified in the Adoption Agreement, which may not exceed 25% of total Compensation.

If the Employer adopts a Profit Sharing Plan, contributions may be made by the Employer on behalf of any Participant in a taxable year of the Employer regardless of whether the Employer has current or accumulated earnings or profits. The Employer's contribution is determined in accordance with the Employer Contribution Formula in the Adoption Agreement executed by the Employer which may not exceed 15% of total Compensation.

An Employer may adopt more than one Plan, but under no circumstances may the total amount allocated to any one Participant exceed 25% of the Participant's Compensation from the Employer or $30,000, whichever is less.

Employee Nondeductible Voluntary Contributions. If the Employer so elects, each Participant may contribute to the Plan for his own Account, but only through his Employer up to an amount, when added to the allocation otherwise made on behalf of the participant, that does not exceed 25% of the participant's compensation or $30,000, whichever is less. Earnings on voluntary contributions are exempt from federal income tax while held in the Trust. If the Employer elects in its Adoption Agreement, voluntary contributions may be withdrawn as of the last business day of any quarter, after all adjustments required under the Plan have been made, by written notice to UMB, through the Plan Administrator. Voluntary contributions are allocated to a contributing Participant's Account as of the last day of the quarter in which they are received by UMB.

Salary Deferral Contributions. If the Employer elects, each Participant may reduce his compensation from the Employer in exchange for contribution of that amount to the Plan on behalf of the Participant. Such amounts are not included in the income of the Participant, until received as a distribution from the Plan. If the Employer elects, the Participant may be able to withdraw salary deferral contributions prior to termination of employment upon reaching age 59 1/2 or hardship.

Restrictions on Investments

Although UMB, as Trustee, has broad investment discretion as to how the assets of the Funds are invested, the Plan requires UMB not to invest or reinvest assets of the Funds in securities issued by any Employer which has adopted the Plan. The Plan further specifies that UMB, as Trustee, shall not engage in any transaction of the nature described and prohibited by Section 406 of ERISA including amendments and regulations pertaining thereto. See UMB as Trustee for the Plan and Trust and UMB as Trustee for the Funds.

Vesting of Participant's Interest

A Participant's right to contributions paid to the Trust under the Plan will become fully vested and nonforfeitable in accordance with the vesting schedule established by the Employer in the Adoption Agreement. The value of a Participant's interest in the Plan may decline due to decreases in value of the investments held in any of the Funds in which contributions made by or on behalf of the Participant are vested. See Market Risks.

Benefits

Except for withdrawal of voluntary contributions or salary deferral contributions (See Contributions), the methods described under this section entitled "Benefits" are the only means by which a Participant may redeem or receive benefits from such Participant's Account.

Valuation of Participant's Account. The participation of a Participant will cease on the day when his employment by the Employer terminates. Except for Individually Directed Accounts, the aggregate value of all Accounts of a Participant will be determined as of the Valuation Date coincident with or next preceding the distribution of his benefit and shall be designated the Participant's Benefit Amount. For Individually Directed Accounts, the aggregate value of all Accounts of the Participant shall be determined as of the date on which the Trustee distributed the benefits.

Retirement Benefits. A Participant's Benefit Amount will be paid in the form of a joint and survivor annuity unless one of the following methods of distributions is directed by the Plan Administrator at the Participant's request in compliance with conditions set forth in the Plan:

(1)	payment in lump-sum;
(2)	payment in one or more annual or more frequent installments.

Disability Benefits. In the event the Plan Administrator determines that a Participant has suffered Permanent and Total Disability, the Participant will be entitled to a disability benefit. The Participant's Benefit Amount will be distributed by one of the methods described above under "Retirement Benefits," as elected by the Participant, with spousal consent (as applicable).

Death Benefits-Beneficiaries. A Participant's Benefit Amount will be payable in one lump-sum unless the Beneficiary, in the Beneficiary's discretion, elects another method of distribution. If the Participant is married, the Participant's Benefit Amount will be in the form of a survivor annuity, unless another benefit form has been elected pursuant to the Plan. The Plan provides for the designation by a Participant of one or more beneficiaries, including successive or contingent beneficiaries, and for changes in the designation of beneficiaries from time to time without the consent of a prior beneficiary. The interest in the Account of a Participant given to any beneficiary ceases upon the beneficiary's death. If the Participant dies without designating a beneficiary or if the Participant has designated beneficiaries, but no beneficiary is alive to receive any amount which may become payable to the beneficiary, the interest in the Participant's Account will be paid to the Participant's surviving spouse, or if none, the Participant's children, or if none, the Participant's estate.

Termination of Service. In the event a Participant's employment with the Employer is terminated for any reason other than retirement, death or disability, the Participant's Benefit Amount shall be paid as follows:

(1)	If the Participant's Benefit Amount does not exceed $5,000, such Participant's Benefit amount shall be paid in full in a lump-sum within sixty days following the close of the Plan Year during which a termination of service occurred;
(2)	If the Participant's Benefit Amount does exceed $5,000, it shall be distributed by one of the methods described above under "Retirement Benefits," as elected by the Participant, with spousal consent (as applicable).

Special Rule. Regardless of all information stated above in this section entitled "Benefits," the distribution of the Participant's Benefit Amount to any Participant generally must be commenced upon the Participant attaining the age of 70 1/2 years unless the Participant remains employed, and may be available upon reaching the later of age 59 1/2 or Normal Retirement Age under the Plan.

Assignment of Benefits. The interest of a Participant in a Trust and the right of any person to receive any payment of benefit provided under the Plan cannot be subject to assignment or in any manner by transferable or encumberable, either by voluntary or involuntary actions of a Participant or other person, except for purposes of a Qualified Domestic Relations Order.

Amendment and Termination

Adoption of the Plan is completely voluntary on the part of the Employer, and the Employer has the right at any time to amend the Plan, to change the person designated as the Plan Administrator and to change the elections made in the Adoption Agreement. See Adoption of a Plan. The Employer may also amend the Plan in other respects and continue the Plan as amended with another trustee or custodian. In such event, UMB, as Trustee, will transfer all assets held under the Plan to such other trustee or custodian.

Subject to notice requirements that may be imposed by law, UMB has the right to amend the Plan and Trust and, concurrently each retirement plan and trust established in the form of the Plan and Trust shall be automatically amended. However, no such amendment shall become effective until a written copy of the amendment is received by the Employer. Receipt of a written copy of an amendment by an Employer is the only notice necessary prior to the amendment becoming effective.

No amendment to the Plan, as described above, may be made (except as may be required for the qualification of the Plan and the tax-exempt status of the Trust under the Code) which will (1) give the Employer an interest in, or ownership or control of, any part of the Trust or the assets thereof, (2) make possible the diversion of any part of a Trust for any purpose other than the exclusive benefit of Participant in such Trust, (3) operate to deprive any Participant of benefits previously vested in him or (4) change the rights, duties or responsibilities of the Trustee without the consent of the Trustee.

The Plan will terminate on the date (1) the Plan is terminated by the Employer, if the Employer gives written notice of the termination to the Trustee, (2) the Employer is judicially declared bankrupt or a general assignment is made by the Employer for the benefit of creditors or (3) the Employer loses its identity by dissolution, merger, consolidation or reorganization unless within thirty days thereafter provision in writing consented to by the Trustee is made by the successor to the Employer to continue the Plan and Trust. The Plan will also terminate on the resignation or removal of the Trustee when no successor Trustee has been appointed and accepted the appointment within sixty days after the effective date of the resignation or removal.

If the Plan is terminated, the Trustee will pay all taxes and expenses thereunder, will pay unpaid installments of any benefit payable in installments in a lump-sum in full, will assign and deliver to Participant's life insurance contracts which have been purchased on their lives and will then distribute the remaining assets of the Trust, or the proceeds thereof in the event of liquidation, to the Participants in the Plan in such proportion as the aggregate value of each Participant's account or accounts bears to the total value of all accounts then outstanding. Participants maintaining Individually Directed Accounts will be entitled to a distribution of the full value of such Individually Directed Account minus the Participant's pro rata share of taxes and expenses.

Resignation, Removal and Succession of Trustee

The Trustee may resign at any time by giving sixty days advance written notice to the Employer. The Employer may remove the Trustee by giving sixty days advance written notice to the Trustee. In the event of the removal of the Trustee, the Employer will appoint a successor trustee in writing and the successor trustee will accept the trusteeship of the Trust in writing.

Taxes, Expenses and Fees

The Plan provides that the following will constitute charges under the Trust and will be paid by the Trustee out of the assets of the Trust unless otherwise paid by the Employer: (1) all taxes imposed upon the Trust, the Trustee in its capacity as Trustee, or upon the assets or income of the Trust; (2) all expenses incurred by the Trustee in the performance of its duties including attorneys' fees, accountants' fees and other expenses incurred in connection with the Trust; and (3) fees and other compensation of the Trustee for its services hereunder in amounts agreed upon from time to time by the Employer and the Trustee. Within sixty days after the close of each Plan Year, the Trustee will render to the Employer and the Plan Administrator a written accounting of all charges made upon the Trust during the preceding year.

No taxes are currently imposed upon the Trust, the Trustee in its capacity as Trustee, or upon the assets or income of the Trust. Although the Trustee does not anticipate any taxes being imposed upon the Trust, the assets or income of the Trust or upon itself as Trustee, the Trustee cannot make any assurances that taxes will not be so imposed in the future.

No specific expenses to be imposed as charges under the Trust are currently anticipated except expenses in connection with providing Plan Participants with annual revised editions of this Prospectus including accompanying financial statements. Although UMB has paid all expenses in connection with preparation of the original Prospectus and the accompanying registration procedure, expenses incurred in connection with annually revised editions of the Prospectus may be allocated pro rata among the Participants' Accounts and the Trust.

Certain fees are charged in accordance with a schedule which is published from time to time by UMB. The schedule is available upon request and is subject to periodic change.

All fees are subject to change. In the event the Trustee changes any of the fees, written notice of the effective date of any change is given to the Employer prior to the effective date of the change. Notice of fee changes is not given directly to each Participant.

The annual fees and specific charges are intended to cover the normal expenses incurred by UMB with respect to management and administration of particular Trust's or Participants' accounts. The Plan permits UMB to charge extraordinary expenses, such as fees of attorneys and accountants, and all taxes properly chargeable to the Trust or Participants' accounts, to the assets of the Trust or such Participants' accounts. Where appropriate, expenses and taxes will be allocated among the Trust's and Participants' accounts with respect to which the expenses and taxes were incurred.

Litigation

UMB is engaged in litigation of various kinds which in its judgment is not of material importance in relation to its total assets. None of the litigation now in progress relates to the Plan and Trust or the Fund.

Limitation of Liability of Trustee

The Plan provides that the Trustee shall not be liable for action upon any notice, direction, certificate, or other paper or document believed by the Trustee to be genuine and to have been executed by a Participant, the Plan Administrator or the Employer, or by a duly authorized person representing the Employer. The Trustee has no duty to investigate the financial condition of any legal reserve life insurance company licensed to do business in the state of Missouri before purchasing any insurance policy or annuity contract.

Federal Income Tax Consequences Of
UMB Defined Contribution Plan and Trust

A principal motive for the establishment of a retirement plan and trust is the favorable tax consequence which may be obtained thereby. UMB has received a favorable opinion from the Internal Revenue Service for the Plan and Trust, as amended, identified by IRS Serial Nos. D345327a, D245328a, D345329a, D245330a, D245331a, and D245332a. A Plan duly adopted by an Employer in the form of the Plan and Trust will be in a form so as to be eligible to qualify under Section 401 of the Code so long as the Employer observes the provisions and eligibility requirements thereof.

The following is a brief and necessarily incomplete description of the more important tax consequences of the Plan and Trust:

(1)	An Employer in computing its adjusted gross income for federal income tax purposes may deduct the full amount of its contributions to the Plan, within the contribution limits of the Plan and the Internal Revenue Code, on behalf of Participants who are common-law Employees, and such contributions will not be includable in the gross income of such Employees. Contributions on behalf of Participants who are self-employed persons will be includable in gross income, but a Participant, in computing adjusted gross income, may deduct the Employees contribution to the Plan on his behalf up to the lesser of $30,000 or the amount determined by applying the percentage contribution limitations prescribed in the Plan and the Internal Revenue Code. Generally, benefit payments from the assets of the Trust are subject to income taxation at the date of distribution. However, benefit payments representing amounts contributed by a Participant as a Nondeductible Voluntary Contribution on his own behalf, or Employer contributions previously taxed to him, are not taxable income.

(2)	The income earned by a Trust prior to distribution from the Trust is exempt from income tax. Unrelated business income of a Trust, if any, would be subject to tax. UMB does not intend to make an investment which would cause a Trust to incur any unrelated business income tax.

(3)	The transfer by a Participant of all or a portion of his Account from one Fund to another Fund or to another available investment medium should not subject a Participant to federal income tax.
(4)	Lump-sum distributions under the Plan are includable in gross income of the recipient as ordinary income unless made on account of the Participant's (i) death or (ii) separation from service in the case of a common-law employee, (iii) after the Participant's attainment of age 59 1/2, or (iv) disability in the case of a self-employed person. In such cases, if the Participant was born before January 1, 1936, the portion of the lump-sum distribution deemed attributable to participation in the Plan prior to 1974 may be entitled to long-term capital gain treatment. The balance of a lump-sum distribution made on account of the above circumstances is taxable as ordinary income, but may be eligible at the election of the recipient for a special income averaging treatment known as "Ten-Year Averaging" in the case of a Participant born before January 1, 1936, in the case of the Participant's death or if the Participant participated in the Plan for at least five taxable years prior to the year of distribution. Eligibility for and the computation of the tax under the Ten-Year Averaging treatment is complex but, if applicable, may result in a lower tax. A recipient of a lump-sum distribution should consult with a tax advisor with reference to making an election and computation of the tax.

(5)	Generally, distributions under the Plan (other than certain periodic distributions, distributions required to be made after a Participant reaches age 70 1/2, distributions to correct violations of the nondiscrimination rules of the Code, hardship distributions and certain deemed distributions) may be transferred without current income tax liability to an Individual Retirement Account (IRA) or another qualified retirement plan. A 20% withholding tax will apply to any eligible rollover distribution unless the Trustee transfers such distribution directly to an IRA or another qualified retirement plan. If the Trustee distributes the eligible rollover distribution to the recipient, the Trustee must withhold 20% of the distribution, but the distribution will still qualify for current income tax deferral if the recipient transfers the entire amount of the distribution plus the amount withheld to an IRA or another qualified retirement plan within 60 days after receipt. The recipient must then claim the amount withheld as a credit on the recipient's federal income tax return.

(6)	Distributions of benefits in installment payments are generally subject to income tax under the rules applying to annuities. The Participant has as cost basis an amount equal to the total amount of his Nondeductible Voluntary Contributions. The cost is spread over the period during which distributions are to be made, and payments received annually in excess of the allowable cost are taxed as ordinary income.

(7)	Distributions received by a Participant prior to age 59 1/2 or death or disability may be subject to an excise tax of 10% of the amount of the distribution included in income.

Other Tax Consequences

Penalty Taxes

Excise taxes levied as a penalty under ERISA include a 5% cumulative excise tax which is levied against the Employer on any required contributions which the Employer failed to make where the Employer has adopted a pension plan. Unless the default is cured within ninety days of the mailing of a deficiency notice, a further penalty of 100% of the deficiency will be assessed.

State Tax Consequences

State tax consequences vary and may result in different tax treatment for contributions and benefits from that which would result under federal law.

Reports

Within sixty days after the close of each Plan Year the Trustee shall send to the Employer and to the Plan Administrator a written accounting of its administration of the Trust for such Plan year.

Legal Matters

The legality of the Units offered hereby will be passed upon for UMB by Shook, Hardy and Bacon L.L.P., 1010 Grand Boulevard, 5th Floor, P.O. Box 15607, Kansas City, Missouri 64106. UMB or its affiliates may grant loans to partners and employees of Shook, Hardy and Bacon L.L.P. and their immediate family members in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those rates prevailing at the time for comparable transactions with other persons which, in the opinion of UMB's management, did not involve more than the normal risk of collectibility or present other unfavorable features.

Additional Information

UMB, as Trustee, has filed with the Securities Exchange Commission (the "SEC") a Registration Statement on Form S-1 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Units of Participation in the Funds. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. This material can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices in Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511) and in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and copies of such material can be obtained by mail from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

For further information, reference is made to the Registration Statement and the exhibits filed therewith. Statements contained in this Prospectus relating to the contents of any documents referred to herein are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement, such statement being qualified in all respects by such reference.

The Funds and UMB Financial Corporation, the parent of UMB, are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, file reports and other information with the SEC. This material can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices in Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511) and in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and copies of such material can be obtained by mail from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address is http://www.sec.gov. UMB Financial Corporation common stock is quoted on the NASDAQ-National Market System and reports and other information concerning UMB Financial Corporation are filed therewith.

Recommendation to Consult Advisors

UMB recommends that each Employer consult with its attorneys, accountants and other appropriate professional advisors regarding the advisability of adopting the Plan and Trust, keeping in mind the legal, tax and financial results to be anticipated. UMB is unable to and does not undertake to render advice concerning such matters.

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FINANCIAL STATEMENTS

TABLE OF CONTENTS

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Independent Accountants' Report

Board of Directors
UMB Bank, n.a.
Kansas City, Missouri

       We have audited the accompanying statements of assets and liabilities of the Fund for Pooling Equity Investments of Employee Trusts, the Fund for Pooling Debt Investments of Employee Trusts and the Pooled Income Fund for Employee Trusts of UMB Bank, n.a. (the Funds), including the statements of investments held, as of October 31, 2000 and 1999, and the related statements of operations and participants' interest for each of the three years in the period ended October 31, 2000. These financial statements are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Fund for Pooling Equity Investments of Employee Trusts, the Fund for Pooling Debt Investments of Employee Trusts and the Pooled Income Fund for Employee Trusts of UMB Bank, n.a. as of October 31, 2000 and 1999, and the results of its operations and the changes in its participants' interest for each of the three years in the period ended October 31, 2000, in conformity with generally accepted accounting principles.

/s/ BAIRD, KURTZ and DOBSON

Kansas City, Missouri
November 30, 2000

UMB BANK, n.a.
FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS
STATEMENTS OF ASSETS AND LIABILITIES
OCTOBER 31, 2000 AND 1999

                                          2000                                   1999
                            -------------------------------------------------------------------
                                 Cost              Market            Cost             Market
                            --------------------------------------------------------------------
ASSETS
Investments:

Common stocks                  $ 85,906,212     $ 98,719,237    $ 95,854,601      $109,298,164
Commercial paper                 10,037,926       10,037,926      24,203,751        24,203,751
Short-term money market fund      1,361,675        1,361,675       4,003,642         4,003,642
                            --------------------------------------------------------------------
                               $ 97,305,813      110,118,838    $124,061,994       137,505,557
                              ==============                   ==============

Interest and dividends receivable                    116,416                           207,862
Receivable for securities sold                                                       9,718,972
                                                ------------                   ---------------
                                                 110,235,254                       147,432,391
LIABILITIES
Disbursements in excess of demand
   deposit cash                                        5,302
Audit fee payable                                      4,527                             7,426
                                                -------------                    -------------
                                                       9,829                             7,426
                                                -------------                    -------------

PARTICIPANTS INTEREST,
Equivalent to $11.04 per unit on 9,983,282
   units outstanding in 2000 and $10.69
   per unit on 13,796,030 units outstanding
   in 1999                                     $ 110,225,425                     $ 147,424,965
                                                =============                     =============

See Notes to Financial Statements

UMB BANK, n.a.
FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS
STATEMENT OF INVESTMENTS HELD
OCTOBER 31, 2000

                                                                   2000
                                    -----------------------------------------------------
                                                  Number of
                                                  Shares or
                                                  Principal
                                                     Amount        Cost          Market
                                    -----------------------------------------------------

COMMON STOCKS - 89.7%

CONSUMER NONDURABLES - 15.5%

FOOD:
ARCHER DANIELS MIDLAND CO.                          168,466    $ 1,972,322   $ 1,972,322
MCDONALDS CORP.                                      70,000      2,765,150     2,170,000
                                                              ---------------------------
   TOTAL FOOD                                                    4,737,472     4,023,126

BEVERAGES:
PEPSICO INC.                                         66,800      2,264,854     3,235,625
                                                              ---------------------------
HEALTHCARE:
BAXTER INTERNATIONAL INC.                            12,000        112,700       986,250
BRISTOL MYERS SQUIBB CO.                             35,000      2,412,770     2,132,812
COVANCE INC.                                        130,500      2,240,458     1,125,563
GENETECH                                             18,600      1,297,161     1,534,500
                                                              ---------------------------
   TOTAL HEALTHCARE                                              6,063,089     5,779,125
                                                              ---------------------------
COSMETICS and TOILETRIES:
KIMBERLY-CLARK CORP                                  40,500      2,206,295     2,673,000
PROCTOR and GAMBLE CO                                19,000      1,255,435     1,357,313
                                                              ---------------------------
   TOTAL COSMETICS and TOILETRIES                                3,461,730     4,030,313
                                                              ---------------------------
   TOTAL CONSUMER NONDURABLES                                   16,527,145    17,068,189
                                                              ---------------------------

SERVICES - 4.9%

MEDIA:
KNIGHT RIDDER INC                                    27,000      1,428,167     1,356,750
                                                              ---------------------------
RETAIL:
THE LIMITED INC.                                     84,000        704,916     2,121,000
TARGET CORPORATION                                   71,000      2,302,878     1,961,375
                                                              ---------------------------
   TOTAL RETAIL                                                  3,007,794     4,082,375
                                                              ---------------------------
   TOTAL SERVICES                                                4,435,961     5,439,125
                                                              ---------------------------
CONSUMER DURABLES - 2.2%

AUTOMOTIVE:
GENUINE PARTS CO.                                   108,900      1,745,240     2,320,931
                                                              ---------------------------

CAPITAL GOODS - 31.8%

ELECTRICAL and NETWORKING EQUIPMENT:
CISCO SYSTEMS INC.                                   36,000        389,625     1,939,500
                                                              ---------------------------
ELECTRONICS:
MOLEX INC.                                           75,000      2,257,257     4,050,000
EMERSON ELECTRIC CO.                                 26,000      1,693,770     1,909,375
                                                              ---------------------------
   TOTAL ELECTRONICS                                             3,951,027     5,959,375
                                                              ---------------------------
SEMICONDUCTORS:
ALTERA CORPORATION                                   35,000      1,703,356     1,432,812
INTEL CORPORATION                                    58,000      2,318,187     2,610,000
TEXAS INSTRUMENTS INC.                               32,000      1,624,778     1,570,000
                                                              ---------------------------
   TOTAL SEMICONDUCTORS                                          5,646,321     5,612,812
                                                              ---------------------------
SOFTWARE:
MICROSOFT CORPORATION                                19,000      1,738,685     1,308,625
ORACLE SYSTEMS CORPORATION                           30,000      1,231,449       990,000
                                                              ---------------------------
   TOTAL SOFTWARE                                                2,970,134     2,298,625
                                                              ---------------------------

INFORMATION TECHNOLOGY SERVICES/SYSTEMS:
AVAYA INC.                                            2,250        111,397        30,234
COMPUTER SCIENCES CORPORATION                        16,000      1,288,120     1,008,000
DELL COMPUTER CORP                                   15,000        823,125       442,500
GATEWAY INC.                                         22,000      1,204,254     1,135,420
LUCENT TECHNOLOGIES INC                              27,000      1,642,191       629,438
NOKIA CP ADS PFD                                     25,000        757,448     1,068,750
PE CORP-PE BIOSYSTEMS GROUP                          17,800      1,296,666     2,082,600
QWEST COMMUNICATIONS INT'L COMM.                     29,398      1,201,897     1,429,478
                                                              ---------------------------
   TOTAL INFORMATION TECHNOLOGY SERVICES/SYSTEMS                 8,325,098     7,826,420
                                                              ---------------------------

MACHINERY and EQUIPMENT:

COMPAQ COMPUTER CORP                                 40,000        974,500     1,216,400
HARRIS CORPORATION                                   82,000      2,200,482     2,598,375
HEWLETT PACKARD CO                                   23,400      1,053,017     1,086,637
SNAP ON INC.                                         53,000      1,158,170     1,354,813
                                                              ---------------------------
   TOTAL MACHINERY and EQUIPMENT                                 5,386,169     6,256,225
                                                              ---------------------------
OFFICE EQUIPMENT:
INTERNATIONAL BUSINESS MACHINES                      32,000      3,785,253     3,152,000
                                                              ---------------------------
MISCELLANEOUS:
GRAINGER, W. W., INC.                                61,000      2,101,253     1,948,187
                                                              ---------------------------
   TOTAL CAPITAL GOODS                                          32,554,880    34,993,144
                                                              ---------------------------

BASIC MATERIALS - 19.7%

CHEMICALS:
ENGELHARD CORP.                                     197,000      4,201,456     4,112,375
ROHM AND HAAS CO.                                    35,000      1,173,102     1,052,188
AMGEN INC.                                           17,800      1,218,282     1,031,287
                                                              ---------------------------
   TOTAL CHEMICALS                                               6,592,840     6,195,850
                                                              ---------------------------
METAL AND MINING:
BRUSH WELLMAN INC.                                   56,700        719,250     1,158,806
MINNESOTA MINING and MANUFACTURING                   24,000      1,702,597     2,319,000
                                                              ---------------------------
   TOTAL METAL AND MINING                                        2,421,847     3,477,806
                                                              ---------------------------
PAPER AND FORESTRY PRODUCTS:
INTERNATIONAL PAPER CO.                              14,852        366,850       543,955
WEYERHAEUSER CO.                                     26,000        475,292     1,220,375
                                                              ---------------------------
   TOTAL PAPER AND FORESTRY PRODUCTS                               842,142     1,764,330
                                                              ---------------------------

PETROLEUM:

HALLIBURTON CO.                                      39,000        663,984     1,445,437
KERR MCGEE CORP.                                     31,000      1,174,960     2,024,688
PHILLIPS PETROLEUM CO.                               39,000      1,598,952     2,408,250
SCHLUMBERGER LIMITED                                 13,000        471,873       989,625
USX MARATHON GROUP                                  124,000      2,431,762     3,371,250
                                                              ---------------------------
   TOTAL PETROLEUM                                               6,341,531    10,239,250
                                                              ---------------------------
   TOTAL BASIC MATERIALS                                        16,198,360    21,677,236
                                                              ---------------------------

TRANSPORTATION - 0.7%

RAILROADS:
UNION PACIFIC CORP.                                  16,000        240,340       750,000
                                                              ---------------------------

UTILITIES - 10.5%

COMMUNICATION:
BELL SOUTH CORPORATION                               50,000      2,219,645     2,415,625
MOTOROLA INC.                                        47,200      1,288,664     1,177,050
SBC COMMUNICATIONS INC.                              44,000      2,252,466     2,538,250
                                                              ---------------------------
   TOTAL COMMUNICATION                                           5,760,775     6,130,925
                                                              ---------------------------
ELECTRIC:
AMEREN CORPORATION                                   34,000      1,157,312     1,351,500
ENTERGY CORP.                                        76,000      1,788,000     2,911,750
TEXAS UTILITIES CO.                                  33,000      1,045,973     1,223,062
                                                              ---------------------------
   TOTAL ELECTRIC                                                3,991,285     5,486,312
                                                              ---------------------------
TOTAL UTILITIES                                                  9,752,060    11,617,237
                                                              ---------------------------

FINANCE - 4.4%

FINANCIAL:

FIRSTMERIT CORP.                                     94,000      2,204,971     2,144,375
LINCOLN NATIONAL CORP.-INDIANA                       56,000      2,247,255     2,709,000
                                                              ---------------------------
   TOTAL FINANCIAL                                               4,452,226     4,853,375
                                                              ---------------------------
   TOTAL COMMON STOCKS                                          85,906,212    98,719,237
                                                              ---------------------------

COMMERCIAL PAPER - 9.1%

BELLSOUTH TELECOMMUNICATIONS, DUE 11/08/00          480,000        477,506       477,506
COCA COLA CO., DUE 11/21/00                         275,000        273,423       273,423
COCA COLA CO., DUE 11/03/00                         725,000        719,293       719,293
DU PONT E.I. DE NEMOURS and CO, DUE 12/08/--        750,000        743,963       743,963
AMERICAN EXPRESS CREDIT CORP. DUE 11/27/00          680,000        676,083       676,083
BELL SOUTH CAP FUNDING, DUE 11/07/00                625,000        619,841       619,841
DOVER CORP., DUE 11/22/00                           832,000        827,657       827,657
EASTMAN KODAK, DUE 12/21/00                         500,000        494,804       494,804
FLUOR CORP., DUE 11/14/00                         1,000,000        993,852       993,852
LUCENT TECHNOLOGIES, DUE 12/1/00                    500,000        495,969       495,969
TEXACO INC., DUE 11/17/00                           995,000        989,635       989,635
TEXACO INC., DUE 11/1/00                            750,000        744,060       744,060
TEXACO INC., DUE 11/9/00                          1,000,000        989,772       989,772
WISCONSIN ELECTRIC, DUE 11/10/00                  1,000,000        992,068       992,068
                                                              ---------------------------
   TOTAL COMMERCIAL PAPER                                       10,037,926    10,037,926
                                                              ---------------------------

SHORT-TERM MONEY MARKET FUND - 1.2%

SHORT-TERM MONEY MARKET FUND OF UMB BANK, n.a.    1,361,675      1,361,675     1,361,675
                                                              ---------------------------

TOTAL INVESTMENTS HELD                                        $ 97,305,813  $110,118,838
                                                              ===========================

See Notes to Financial Statements

UMB BANK, n.a.
FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS
STATEMENT OF INVESTMENTS HELD
OCTOBER 31, 1999

                                                                            1999
                                    -----------------------------------------------------
                                                  Number of
                                                  Shares or
                                                  Principal
                                                     Amount        Cost          Market
                                    -----------------------------------------------------

COMMON STOCKS - 79.5%

CONSUMER NONDURABLES - 13.1%

FOOD:

ARCHER DANIELS MIDLAND CO.                          160,444    $ 1,972,325   $ 1,965,439
BOB EVANS FARMS INC.                                 79,000      1,389,875     1,086,250
MCDONALDS CORP.                                      40,000      1,714,592     1,650,000
                                                              ---------------------------
   TOTAL FOOD                                                    5,076,792     4,701,689
                                                              ---------------------------
HEALTHCARE:
BARD C R INC.                                        54,000      2,154,298     2,912,652
BAXTER INTERNATIONAL INC.                            12,000        117,870       780,000
BRISTOL MYERS SQUIBB CO.                             35,000      2,412,770     2,688,455
COVANCE INC.                                        130,000      2,234,002     1,259,440
                                                              ---------------------------
   TOTAL HEALTHCARE                                              6,918,940     7,640,547
                                                              ---------------------------
COSMETICS and TOILETRIES:
KIMBERLY-CLARK CORP                                  45,000      2,459,128     2,835,000
                                                              ---------------------------
PHOTOGRAPHY:
EASTMAN KODAK COMPANY                                41,400      2,384,418     2,854,033
                                                              ---------------------------
   TOTAL CONSUMER NONDURABLES                                   16,839,278    18,031,269
                                                              ---------------------------

SERVICES - 8.6%

MEDIA:
DUN and BRADSTREET                                   47,000        787,495     1,380,625
KNIGHT RIDDER INC                                    20,000      1,093,932     1,270,000
                                                              ---------------------------
   TOTAL MEDIA                                                   1,881,427     2,650,625
                                                              ---------------------------
RETAIL:
AMERICAN GREETINGS CORP.                             37,800        981,120       978,075
DILLARDS INC.                                        79,000      2,250,235     1,491,125
DONNELLEY R R and SONS CO.                           31,000        944,043       751,750
J.C. PENNEY COMPANY                                  66,000      3,015,648     1,674,750
THE LIMITED INC.                                     42,000        704,916     1,722,000
                                                              ---------------------------
   TOTAL RETAIL                                                  7,895,962     6,617,700
                                                              ---------------------------

TEXTILE AND APPAREL:

BASSETT FURNITURE INDUSTRY                           63,500    $ 1,362,100   $ 1,143,000
STRIDE RITE CORP.                                   200,000      2,226,351     1,312,600
TOO, INC.                                             6,000         41,211        96,000
                                                              ---------------------------
   TOTAL TEXTILE AND APPAREL                                     3,629,662     2,551,600
                                                              ---------------------------
   TOTAL SERVICES                                               13,407,051    11,819,925
                                                              ---------------------------

CONSUMER DURABLES - 2.1%

AUTOMOTIVE:
GENUINE PARTS CO.                                   108,900      1,745,240     2,838,261
                                                              ---------------------------

CAPITAL GOODS - 18.5%

ELECTRICAL and NETWORKING EQUIPMENT:
CISCO SYSTEMS INC.                                   18,000        389,625     1,332,000
                                                              ---------------------------
ELECTRONICS:
ELECTRONIC DATA SYSTEMS  CORP.                       73,000      2,704,403     4,270,500
MOLEX INC.                                           60,000      2,257,257     2,190,000
SENSORMATIC ELECTRONICS CORP.                       200,000      3,104,236     3,025,000
                                                              ---------------------------
   TOTAL ELECTRONICS                                             8,065,896     9,485,500
                                                              ---------------------------
MACHINERY and EQUIPMENT:
COMPAQ COMPUTER CORP                                 40,000        974,500       765,000
COOPER INDUSTRIES INC.                               13,000        477,074       559,819
HARRIS CORPORATION                                   82,000      2,552,468     1,839,916
HEWLETT PACKARD CO                                   10,000      1,098,725       740,625
SNAP ON INC.                                         53,000      1,158,170     1,609,875
                                                              ---------------------------
   TOTAL MACHINERY and EQUIPMENT                                 6,260,937     5,515,235
                                                              ---------------------------

OFFICE EQUIPMENT:

INTERNATIONAL BUSINESS MACHINES                      18,000    $ 2,223,695   $ 1,770,750
NOVELL INC.                                         104,000        837,968     2,086,552
                                                              ---------------------------
   TOTAL OFFICE EQUIPMENT                                        3,061,663     3,857,302
                                                              ---------------------------
MISCELLANEOUS:
CROWN CORK and SEAL CO., INC.                       108,400      3,070,446     2,594,879
GRAINGER, W. W., INC.                                61,000      2,101,253     2,584,875
                                                              ---------------------------
   TOTAL MISCELLANEOUS                                           5,171,699     5,179,754
                                                              ---------------------------
TOTAL CAPITAL GOODS                                             22,949,820    25,369,791
                                                              ---------------------------

BASIC MATERIALS - 22.9%

CHEMICALS:
ENGELHARD CORP.                                     197,000      4,201,456     3,472,125
HERCULES INC.                                        40,000      1,246,033       962,520
MALLINCKRODT INC.                                   127,700      3,631,876     4,333,883
                                                              ---------------------------
   TOTAL CHEMICALS                                               9,079,365     8,768,528
                                                              ---------------------------
METAL AND MINING:
BRUSH WELLMAN INC.                                   56,700        719,250       751,275
PHELPS DODGE CORP.                                   28,296              -     1,595,178
KENNAMETAL INC.                                      80,000      1,505,637     2,300,000
MINNESOTA MINING and MANUFACTURING                   24,000      1,702,597     2,281,512
WORTHINGTON INDUSTRIES                              245,300      3,251,569     4,078,113
                                                              ---------------------------
   TOTAL METAL AND MINING                                        7,179,053    11,006,078
                                                              ---------------------------
PAPER AND FORESTRY PRODUCTS:
INTERNATIONAL PAPER CO.                              14,852        366,850       781,587
WEYERHAEUSER CO.                                     26,000        475,292     1,551,888
                                                              ---------------------------
   TOTAL PAPER AND FORESTRY PRODUCTS                               842,142     2,333,475
                                                              ---------------------------

PETROLEUM:

HALLIBURTON CO.                                      39,000       $663,984    $1,469,832
KERR MCGEE CORP.                                     31,000      1,174,960     1,666,250
PHILLIPS PETROLEUM CO.                               39,000      1,598,953     1,813,500
SCHLUMBERGER LIMITED                                 13,000        527,280       787,319
USX MARATHON GROUP                                  124,000      2,431,762     3,611,500
                                                              ---------------------------
   TOTAL PETROLEUM                                               6,396,939     9,348,401
                                                              ---------------------------
TOTAL BASIC MATERIALS                                           23,497,499    31,456,482
                                                              ---------------------------

TRANSPORTATION - 0.6%

RAILROADS:
UNION PACIFIC CORP.                                  16,000        240,340       892,000
                                                              ---------------------------

MULTIBUSINESS - 0.8%

TRW INC.                                             26,000        829,465     1,114,750
                                                              ---------------------------

UTILITIES - 7.6%

COMMUNICATION:
BELL SOUTH CORPORATION                               50,000      2,219,645     2,250,000
COMSAT CORP.                                         11,774        179,020       220,033
MOTOROLA INC.                                         9,000        504,450       875,817
SBC COMMUNICATIONS INC.                              44,000      2,252,466     2,332,000
                                                              ---------------------------
   TOTAL COMMUNICATION                                           5,155,581     5,677,850
                                                              ---------------------------
ELECTRIC:
AMEREN CORPORATION                                   34,000      1,157,312     1,285,642
ENTERGY CORP.                                        76,000      1,788,000     2,275,288
TEXAS UTILITIES CO.                                  33,000      1,045,973     1,278,750
                                                              ---------------------------
   TOTAL ELECTRIC                                                3,991,285     4,839,680
                                                              ---------------------------
   TOTAL UTILITIES                                               9,146,866    10,517,530
                                                              ---------------------------

FINANCE - 5.3%

FINANCIAL:

CHUBB CORP.                                          55,200    $ 3,293,037   $ 3,036,000
FIRSTMERIT CORP.                                     62,000      1,658,750     1,639,156
LINCOLN NATIONAL CORP.-INDIANA                       56,000      2,247,255     2,583,000
                                                              ---------------------------
   TOTAL FINANCIAL                                               7,199,042     7,258,156
                                                              ---------------------------
   TOTAL COMMON STOCKS                                          95,854,601   109,298,164
                                                              ---------------------------

COMMERCIAL PAPER - 17.6%

AMERICAN TELEPHONE and TELEGRAPH CO DUE 11/12/99  2,000,000      1,991,217     1,991,217
AMERICAN TELEPHONE and TELEGRAPH CO DUE 11/22/99  1,000,000        993,413       993,413
ARCO BRITISH LTD., DUE 11/29/99                   2,000,000      1,990,265     1,990,265
BECTON DICKINSON and CO., DUE 11/5/99             2,000,000      1,982,793     1,982,793
BELLSOUTH TELECOMMUNICATIONS, DUE 2/16/00           500,000        490,494       490,494
CHEVRON USA, INC., DUE 11/16/99                   2,000,000      1,985,947     1,985,947
COCA COLA CO., DUE 11/9/99                        2,000,000      1,986,583     1,986,583
COCA COLA CO., DUE 11/10/99                       1,175,000      1,170,021     1,170,021
COCA COLA CO., DUE 11/19/99                       2,000,000      1,982,693     1,982,693
COCA COLA CO., DUE 12/3/99                        2,150,000      2,136,152     2,136,152
COCA COLA CO., DUE 12/7/99                        1,500,000      1,489,918     1,489,918
COCA COLA CO., DUE 12/10/99                       1,500,000      1,490,156     1,490,156
DU PONT E.I. DE NEMOURS and CO, DUE 2/23/00       1,000,000        980,762       980,762
GENERAL MILLS INC., DUE 11/4/99                     550,000        547,741       547,741
SHELL FINANCE PLC, DUE 11/12/99                   1,000,000        997,939       997,939
WAL-MART STORES INC., DUE 11/9/99                 2,000,000      1,987,657     1,987,657
                                                              ---------------------------
   TOTAL COMMERCIAL PAPER                                       24,203,751    24,203,751
                                                              ---------------------------

SHORT-TERM MONEY MARKET FUND - 2.9%

SHORT-TERM MONEY MARKET FUND OF UMB BANK, n.a.    4,003,642     $4,003,642    $4,003,642
                                                              ---------------------------
TOTAL INVESTMENTS HELD                                        $124,061,994   $37,505,557
                                                              ===========================

See Notes to Financial Statements

UMB BANK, n.a.
FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS
STATEMENTS OF OPERATIONS
YEARS ENDED OCTOBER 31, 2000, 1999 AND 1998

                                      1997            1999            1998
                                  --------------------------------------------

INVESTMENT INCOME

Interest                          $ 1,547,825      $ 2,255,589    $ 3,279,897
Dividends                           1,947,364        3,123,083      3,358,910
                                  --------------------------------------------
Total investment income             3,495,189        5,378,672      6,638,807

Audit expense                           9,354            9,424          9,190
                                  --------------------------------------------
Net investment income               3,485,835        5,369,248      6,629,617
                                  --------------------------------------------

REALIZED AND UNREALIZED
GAIN (LOSS)ON INVESTMENTS
Realized gain on investments sold, matured or redeemed

Proceeds                          364,173,641      723,610,458    763,884,882
Cost of investments               363,491,108      708,210,090    732,770,233
                                  --------------------------------------------
Net realized gain on investments
   sold, matured or redeemed          682,533       15,400,368     31,114,649
                                  --------------------------------------------

Unrealized gain (loss) on investments
Beginning of year                  13,443,563       11,650,629     32,316,511
End of year                        12,813,025       13,443,563     11,650,629
                                  --------------------------------------------
Net unrealized gain (loss)
   on investments                    (630,538)       1,792,934    (20,665,882)
                                  --------------------------------------------

Net realized and unrealized
   gain on investments                 51,995       17,193,302     10,448,767
                                  --------------------------------------------

NET INCREASE IN NET ASSETS
   RESULTING FROM OPERATIONS     $  3,537,830      $22,562,550    $17,078,384
                                 =============================================

TOTAL EXPENSE AS A PERCENT OF NET
   INVESTMENT INCOME                     0.26%            0.18%          0.14%
                                     ==========       =========     ========

See Notes to Financial Statements

UMB BANK, n.a.
FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS
STATEMENTS OF PARTICIPANTS' INTEREST
YEARS ENDED OCTOBER 31, 2000, 1999 AND 1998

                                            2000                        1999                           1998
                              --------------------------------------------------------------------------------------------------
                                  Units           Amount          Units         Amount           Units            Amount
                              --------------------------------------------------------------------------------------------------

PARTICIPANTS' INTEREST,
Beginning of year                  13,796,030     $147,424,965     19,485,100   $186,528,690   24,444,630    $216,985,770
                                -------------    --------------   ------------ --------------  -----------  --------------

FROM INVESTMENT ACTIVITIES
Net investment income                                3,485,835                     5,369,248                    6,629,617
Net realized gain on investments
   sold, matured or redeemed                           682,533                    15,400,368                   31,114,649
Net unrealized gain (loss) on
   investments                                        (630,538)                    1,792,934                  (20,665,882)
                                                  -------------                  ------------                 -------------
Net increase from investment
   activities                                        3,537,830                    22,562,550                   17,078,384
                                                  -------------                  ------------                 -------------

FROM PARTICIPATING UNIT
TRANSACTIONS
Issuance of units                   1,994,390       21,781,514      1,933,120     19,759,460    1,671,470      15,615,556
Redemption of units                (5,807,138)     (62,518,884)    (7,622,190)   (81,425,735)  (6,631,000)    (63,151,020)
                                -------------    --------------   ------------ --------------  -----------  --------------
Net decrease from participating
   unit transactions               (3,812,748)     (40,737,370)    (5,689,070)   (61,666,275)  (4,959,530)    (47,535,464)
                                -------------    --------------   ------------ --------------  -----------  --------------
PARTICIPANTS' INTEREST, End
   of year                          9,983,282      $110,225,425     13,796,030   $147,424,965   19,485,100    $186,528,690
                                 =============    ==============   ============ ==============  ===========  ==============
NET ASSET VALUE PER
   PARTICIPATING UNIT                                      $ 11.04                       $ 10.69                       $ 9.57
                                                          ========                      ========                      =======

See Notes to Financial Statements

UMB BANK, n.a.
FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS
STATEMENTS OF ASSETS AND LIABILITIES
OCTOBER 31, 2000 AND 1999

                                                   2000                       1999
                                       ------------------------------------------------------
                                             Cost        Market          Cost         Market
                                       ------------------------------------------------------
ASSETS
Investments:

United States Government and Agency
   obligations                         $36,761,677   $37,119,452   $36,219,926    $36,245,019
Corporate bonds                         30,852,246    30,527,683    54,814,080     54,696,933
Short-term money market fund                                           140,600        140,600
                                       ------------------------------------------------------
                                       $67,613,923    67,647,135   $91,174,606     91,082,552
                                       ============                ============
Interest receivable                                    1,065,968                    1,586,313
                                                     ------------                 ------------
                                                      68,713,103                   92,668,865
                                                     ------------                 ------------
LIABILITIES
Disbursements in excess of demand
   deposit cash                                          623,213
Audit fee payable                                          3,864                        8,121
                                                     ------------                 ------------
                                                         627,077                        8,121
                                                     ------------                 ------------
PARTICIPANTS'  INTEREST,  Equivalent
   to  $7.76  per  unit  on  8,772,286 units
   outstanding in 2000 and $7.35 per unit on
   12,615,040 units outstanding in 1999              $68,086,026                  $92,660,744
                                                     ===========                  ===========

See Notes to Financial Statements

UMB BANK, n.a.
FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS
STATEMENT OF INVESTMENTS HELD
OCTOBER 31, 2000

                                                                   2000
                                    -----------------------------------------------------
                                                  Number of
                                                  Shares or
                                                  Principal
                                                     Amount        Cost          Market
                                    -----------------------------------------------------

UNITED STATES GOVERNMENT AND AGENCY OBLIGATIONS - 54.9%

UNITED STATES TREASURY NOTES, 6.25%, DUE 2/15/03   5,000,000   $ 4,967,383   $ 5,031,250
UNITED STATES TREASURY NOTES, 6.50%, DUE 5/15/05   2,500,000     2,502,813     2,566,400
UNITED STATES TREASURY NOTES, 6.50%, DUE 8/15/06     500,000       493,438       513,830
UNITED STATES TREASURY NOTES, 5.875%, DUE 11/15/05 1,000,000       989,765     1,000,312
UNITED STATES TREASURY NOTES, 6.00%, DUE 8/15/04   2,000,000     1,962,188     2,008,774
UNITED STATES TREASURY NOTES, 6.00%, DUE 8/15/09   1.000,000       984,297     1,010,000
UNITED STATES TREASURY SECURITIES STRIPPED
          COUPON, DUE 8/15/02                      1,000,000       895,831       902,036
UNITED STATES TREASURY SECURITIES STRIPPED
          COUPON, DUE 11/15/09                     2,500,000     1,423,100     1,480,675
FEDERAL HOME LOAN BANK, 5.125%, DUE 12/1/03        2,000,000     1,999,000     1,921,240
FEDERAL HOME LOAN BANK, 5.125%, DUE 2/26/02        3,000,000     2,995,050     2,948,910
FEDERAL HOME LOAN BANK, 6.02%, DUE 5/20/08           750,000       748,418       721,350
FEDERAL HOME LOAN BANK, 5.505%, DUE 12/15/03         650,000       649,594       630,273
FEDERAL HOME LOAN BANK, 5.44%, DUE 10/15/03        1,000,000       908,790       973,020
FEDERAL HOME LOAN MORTGAGE CO., 6.25%, DUE 9/15/09   500,000       491,271       496,298
FEDERAL HOME LOAN MORTGAGE CORP., 5.75%,
          DUE 7/15/03                              1,000,000       986,060       982,660
FEDERAL NATIONAL MORTGAGE ASSOCIATION, 7.55%,
          DUE 4/22/02                                750,000       753,125       760,898
FEDERAL NATIONAL MORTGAGE ASSOCIATION, 5.45%,
          DUE 10/14/03                             1,000,000       999,531       973,420
FEDERAL NATIONAL MORTGAGE ASSOCIATION, 5.80%,
          DUE 12/10/03                             1,000,000       996,875       978,910
FEDERAL NATIONAL MORTGAGE ASSOCIATION, 7.65%,
          DUE 3/10/05                                500,000       499,453       519,920
FEDERAL NATIONAL MORTGAGE ASSOCIATION, NON-
          INTEREST BEARING TO 8/27/04, DUE 8/27/12 3,000,000     2,181,630     2,248,134
FEDERAL NATIONAL MORTGAGE ASSOCIATION, 7.04%,
          DUE 9/7/07                               1,110,000     1,110,000     1,110,666
SMALL BUSINESS ADMINISTRATION POOLS, 5.75%,
          DUE 1/1/04                                 189,885       189,885       186,241
SMALL BUSINESS ADMINISTRATION POOLS, 6.54%,
          DUE 12/10/05                               725,010       725,010       709,495
SMALL BUSINESS ADMINISTRATION POOLS, 6.60%,
          DUE 7/1/09                                 693,363       693,363       685,816
SMALL BUSINESS ADMINISTRATION POOLS, 7.05%,
          DUE 9/1/02                                 511,785       511,785       510,413
SMALL BUSINESS ADMINISTRATION POOLS, 7.40%,
          DUE 8/1/12                                 593,815       593,815       598,264
SMALL BUSINESS ADMINISTRATION POOLS, 7.44%,
          DUE 5/1/06                                 930,762       930,762     1,469,385
SMALL BUSINESS ADMINISTRATION POOLS, 7.55%,
          DUE 11/1/12                                275,989       275,989       279,249
SMALL BUSINESS ADMINISTRATION POOLS, 7.60%,
          DUE 1/1/12                                 729,462       715,505       738,361
SMALL BUSINESS ADMINISTRATION POOLS, 8.017%,
          DUE 2/10/10                                873,790       873,790       918,769
SMALL BUSINESS ADMINISTRATION POOLS, 8.20%,
          DUE 2/10/05                                100,143        99,971       103,969
SMALL BUSINESS ADMINISTRATION POOLS, 8.25%,
          DUE 11/1/11                                251,592       251,592       258,352
SMALL BUSINESS ADMINISTRATION POOLS, 8.60%,
          DUE 9/1/11                                  99,963       101,462       103,550
SMALL BUSINESS ADMINISTRATION POOLS, 8.60%,
          DUE 2/1/15                                 673,418       673,418       698,029
SMALL BUSINESS ADMINISTRATION POOLS, 8.625%,
          DUE 2/1/11                                 127,760       127,760       132,143
SMALL BUSINESS ADMINISTRATION POOLS, 8.70%,
          DUE 12/1/00                                 95,973        95,973        96,062
SMALL BUSINESS ADMINISTRATION POOLS, 8.8%,
          DUE 1/1/10                                 131,805       131,805       136,433
SMALL BUSINESS ADMINISTRATION POOLS, 8.85%,
          DUE 8/1/11                                  96,208        99,094       100,086
SMALL BUSINESS ADMINISTRATION POOLS, 9.45%,
          DUE 2/1/10                                 133,086       133,086       139,469
                                                              ---------------------------
   TOTAL UNITED STATES GOVERNMENT AND
          AGENCY OBLIGATIONS                                    36,761,677    37,119,452
                                                              ---------------------------

CORPORATE BONDS - 45.1%

CONSUMER NONDURABLES - 4.7%

COSMETICS:
GILLETTE CO., 6.25%, DUE 8/15/03                   1,000,000       977,380       984,920
                                                             --------------------------------
FOOD:
SARA LEE CORPORATION, 5.60%, DUE 1/23/06           1,250,000     1,212,217     1,177,337
SYSCO CORPORATION, 7.00%, DUE  5/1/06              1,000,000     1,000,000       994,440
                                                              ---------------------------
   TOTAL FOOD                                                    2,212,217     2,171,777
                                                              ---------------------------
   TOTAL CONSUMER NONDURABLES                                    3,189,597     3,156,697
                                                              ---------------------------

SERVICES - 1.5%

RETAIL:
WAL- MART STORES INC., 6.50%, 6/1/03               1,000,000     1,000,500       996,200
                                                              ---------------------------

CONSUMER DURABLES - 1.4%

FURNITURE:
LEGGETT and PLATT INC., 6.10%, DUE 9/9/03          1,000,000     1,000,000       962,750
                                                              ---------------------------

CAPITAL GOODS - 7.1%

ELECTRONICS:
TEXAS INSTRUMENTS INC., 6.125%, DUE 2/1/06           500,000       932,930       954,680
                                                              ---------------------------

MACHINERY:

COOPER INDUSTRIES INC., 5.88%, DUE 2/20/03         1,000,000       990,780       983,030
                                                              ---------------------------
MISCELLANEOUS:
FLUOR CORP., 6.95%, DUE  3/1/07                    1,000,000       995,510       933,300
HONEYWELL INC., 7.00%, DUE 3/15/07                 1,000,000       967,210       996,800
MONSANTO INC., 6.11%, DUE 2/03/05                  1,000,000     1,000,000       970,000
                                                              ---------------------------
   TOTAL MISCELLANEOUS                                           2,962,720     2,900,100
                                                              ---------------------------
   TOTAL CAPITAL GOODS                                           4,886,430     4,837,810
                                                              ---------------------------

BASIC MATERIALS -  5.5%

CHEMICALS:
DU PONT, (E.I.) DE NEMOURS and CO. INC.,
          VAR RATE, DUE 3/6/03                     1,000,000       999,960       984,370
OIL AND GAS:
ATLANTIC RICHFIELD, 5.55%, DUE 4/15/03             1,325,000     1,310,921     1,292,339
ONEOK, INC., 7.75%, DUE 8/15/06                    1,400,000     1,384,880     1,417,374
                                                              ---------------------------
   TOTAL OIL AND GAS                                             2,695,801     2,709,713
                                                              ---------------------------
   TOTAL BASIC MATERIALS                                         3,695,761     3,694,083
                                                              ---------------------------

TRANSPORTATION - 2.2%

RAILROAD:
UNION PACIFIC RAILROAD CO., EQUIP. TRUST
          NO. 2 SERIES 88, 7.01% DUE 6/1/04        1,500,000     1,500,000     1,481,805

UTILITIES - 16.8%

COMMUNICATION:
BELL ATLANTIC NEW JERSEY, INC., 5.875%, DUE 2/1/04 1,000,000       991,350       966,250
BELL SOUTH TELECOMMUNICATIONS, 6.25%, DUE 5/15/03  1,500,000     1,493,355     1,479,120
BELL TELEPHONE OF PENNSYLVANIA, 6.125%,
          DUE 3/15/03                              1,000,000       989,000       983,290
GTE CALIFORNIA INC., 6.7%, DUE 9/1/09                500,000       474,050       474,050
GTE SOUTH, INC. 6.125%, DUE 6/15/07                1,250,000     1,245,238     1,182,288
GTE SOUTH, 6.00%, DUE 2/15/08                      1,000,000       993,250       927,030
SOUTHWESTERN BELL TELEPHONE COMPANY, 5.75%,
          DUE 9/1/04                               1,000,000       996,430       955,300
UNITED TELEPHONE COMPANY OF FLORIDA, 6.25%,
          DUE 5/15/03                              1,500,000     1,487,925     1,467,510
                                                              ---------------------------
   TOTAL COMMUNICATION                                           8,670,598     8,434,838
                                                              ---------------------------

ELECTRIC:

EMERSON ELECTRIC CO., 6.30%, DUE 11/1/05           1,000,000       996,290       978,130

DIVERSIFIED:
BALTIMORE GAS / ELECTRIC CO., 6.50%, DUE 2/15/03   1,000,000       988,450       989,910
PACIFIC GAS / ELECTRIC COMPANY, 6.25%, DUE 3/1/04  1,000,000     1,000,000       975,300
                                                              ---------------------------
   TOTAL DIVERSIFIED                                             1,988,450     1,965,210
                                                              ---------------------------
   TOTAL UTILITIES                                              11,655,338    11,378,178
                                                              ---------------------------

FINANCE - 3.0%
NYNEX CORP., 6.25%, DUE 3/15/03                    1,000,000       967,900       988,120
NYNEX CAPITAL FUNDING CO., 8.75%, DUE 12/1/04      1,000,000       997,500     1,050,000
                                                              ---------------------------
   TOTAL FINANCE                                                 1,965,400     2,038,120
                                                              ---------------------------

TOILETRIES 2.9%
PROCTOR AND GAMBLE, 6.875%, DUE 3/1/04             2,000,000     1,959,220     1,982,040
                                                              ---------------------------
   TOTAL CORPORATE BONDS                                        30,852,246    30,527,683
                                                              ---------------------------
   TOTAL INVESTMENTS HELD                                     $ 67,613,923  $ 67,647,135
                                                              ===========================

See Notes to Financial Statements

UMB BANK, n.a.
FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS
STATEMENT OF INVESTMENTS HELD
OCTOBER 31, 1999

                                                                  1999
                                    -----------------------------------------------------
                                                  Number of
                                                  Shares or
                                                  Principal
                                                     Amount        Cost          Market
                                    -----------------------------------------------------

UNITED STATES GOVERNMENT AND AGENCY OBLIGATIONS - 39.8%

UNITED STATES TREASURY NOTES, 5.625%, DUE 2/15/06    500,000   $   473,672   $   487,655
UNITED STATES TREASURY NOTES, 5.75%, DUE 8/15/03   4,000,000     3,856,250     3,967,520
UNITED STATES TREASURY NOTES, 5.875%, DUE 11/15/05 1,705,000     1,687,550     1,686,347
UNITED STATES TREASURY NOTES, 6.50%, DUE 8/15/05     500,000       493,438       509,065
UNITED STATES TREASURY NOTES, 7.75%, DUE 2/15/01     400,000       396,948       410,000
UNITED STATES TREASURY SECURITIES
          STRIPPED COUPON, DUE 8/15/02             3,270,000     2,738,445     2,780,513
UNITED STATES TREASURY SECURITIES
          STRIPPED COUPON,DUE 11/15/09             1,500,000       842,700       790,785
FEDERAL HOME LOAN BANK, 5.13%, DUE 2/26/02         3,000,000     2,995,050     2,929,680
FEDERAL HOME LOAN BANK, 5.13%, DUE 12/1/03         2,000,000     1,999,000     1,907,500
FEDERAL HOME LOAN BANK, 5.44%, DUE 10/15/03        1,000,000       908,790       966,560
FEDERAL HOME LOAN BANK, 5.51%, DUE 12/15/03          650,000       649,594       619,736
FEDERAL HOME LOAN BANK, 6.02%, DUE 5/20/08           750,000       748,418       714,848
FEDERAL HOME LOAN BANK, 7.26%, DUE 9/6/01            500,000       497,813       509,220
FEDERAL HOME LOAN MORTGAGE, 5.75%, DUE 7/15/03     1,000,000       986,060       979,690
FEDERAL NATIONAL MORTGAGE ASSOCIATION,
          NON-INTEREST BEARING TO 8/27/04,
          DUE 8/27/12                              3,000,000     2,181,630     2,040,900
FEDERAL NATIONAL MORTGAGE ASSOCIATION,
          5.45%, DUE 10/14/03                      1,000,000       999,531       966,880
FEDERAL NATIONAL MORTGAGE ASSOCIATION,
          5.80%, DUE 12/10/03                      1,000,000       996,875       977,500
FEDERAL NATIONAL MORTGAGE ASSOCIATION,
          6.45%, DUE 4/23/01                       1,000,000     1,000,000     1,004,700
FEDERAL NATIONAL MORTGAGE ASSOCIATION,
          7.55%, DUE 4/22/02                       1,000,000     1,000,000     1,028,750
FEDERAL NATIONAL MORTGAGE ASSOCIATION,
          7.65%, DUE 3/10/05                         500,000       499,453       525,625
SMALL BUSINESS ADMINISTRATION POOLS, 5.75%,
          DUE 1/1/04                                 273,947       273,947       269,838
SMALL BUSINESS  ADMINISTRATION POOLS, 6.54%,
          DUE 12/10/05                               725,010       725,010       717,760
SMALL BUSINESS ADMINISTRATION POOLS, 6.60%,
          DUE 7/1/09                                 750,000       750,000       750,000
SMALL BUSINESS ADMINISTRATION POOLS, 7.05%,
          DUE 9/1/12                                 597,078       597,078       602,302
SMALL BUSINESS ADMINISTRATION POOLS, 7.40%,
          DUE 8/1/12                                 637,270       637,270       643,643
SMALL BUSINESS ADMINISTRATION POOLS, 7.44%,
          DUE 5/1/06                               1,456,712     1,456,712     1,469,385
SMALL BUSINESS ADMINISTRATION POOLS, 7.55%,
          DUE 11/1/12                                313,131       313,131       315,480
SMALL BUSINESS ADMINISTRATION POOLS, 7.60%,
          DUE 1/1/12                                 848,516       834,559       861,244
SMALL BUSINESS ADMINISTRATION POOLS, 8.15%,
          DUE 2/1/15                                 721,477       721,477       739,514
SMALL BUSINESS ADMINISTRATION POOLS,8.20%,
          DUE 2/10/05                                130,251       130,027       132,856
SMALL BUSINESS ADMINISTRATION POOLS, 8.25%,
          DUE 11/1/11                                272,784       272,784       278,922
SMALL BUSINESS ADMINISTRATION POOLS, 8.60%,
          DUE 9/1/11                                 113,134       114,831       116,669
SMALL BUSINESS ADMINISTRATION POOLS, 8.625%,
          DUE 2/1/11                                 156,032       156,032       159,621
SMALL BUSINESS ADMINISTRATION POOLS, 8.70%,
          DUE 12/1/00                                 95,973        95,973        98,517
SMALL BUSINESS ADMINISTRATION POOLS, 8.70%,
          DUE 12/1/09                                590,097       580,597       601,899
SMALL BUSINESS ADMINISTRATION POOLS, 8.80%,
          DUE 8/1/09                                 138,095       138,095       141,547
SMALL BUSINESS ADMINISTRATION POOLS, 8.80%,
          DUE 1/1/10                                 193,277       193,277       196,901
SMALL BUSINESS ADMINISTRATION POOLS, 8.85%,
          DUE 11/1/09                                395,739       395,739       403,654
SMALL BUSINESS ADMINISTRATION POOLS, 8.85%,
          DUE 8/1/11                                 126,282       130,071       130,576
SMALL BUSINESS ADMINISTRATION POOLS, 8.95%,
          DUE 6/1/11                                 278,105       278,105       287,005
SMALL BUSINESS ADMINISTRATION POOLS, 9.05%,
          DUE 9/1/09                                 186,642       186,642       191,588
SMALL BUSINESS ADMINISTRATION POOLS, 9.10%,
          DUE 7/1/00                                   3,953         3,953         4,042
SMALL BUSINESS ADMINISTRATION POOLS, 9.15%,
          DUE 7/1/11                                 346,901       346,901       360,431
SMALL BUSINESS ADMINISTRATION POOLS, 9.25%,
          DUE 6/1/10                                 231,897       231,897       239,144
SMALL BUSINESS ADMINISTRATION POOLS, 9.45%,
          DUE 2/1/10                                 172,346       172,346       177,517
SMALL BUSINESS ADMINISTRATION POOLS, 9.50%,
          DUE 4/1/10                                 224,602       224,462       232,463
SMALL BUSINESS ADMINISTRATION POOLS, 9.65%,
          DUE 5/1/10                                 307,793       307,793       319,027
                                                              ---------------------------
   TOTAL UNITED STATES GOVERNMENT AND
          AGENCY OBLIGATIONS                                    36,219,926    36,245,019
                                                              ---------------------------
CORPORATE BONDS - 60.0%

CONSUMER NONDURABLES - 8.0%

COSMETICS:
GILLETTE CO., 6.25%, DUE 8/15/03                   2,000,000     1,954,760     1,989,200
                                                              ---------------------------
FOOD:
MCDONALDS CORP., 8.75%, DUE 11/15/00               1,200,000     1,198,032     1,231,440
SARA LEE CORPORATION, 5.60%, DUE 1/23/06           1,250,000     1,212,218     1,146,250
SARA LEE CORPORATION 6.45%, DUE 9/26/05            1,000,000     1,000,000       971,400
SARA LEE CORPORATION, 6.45%, DUE 9/26/05           1,000,000       963,350       971,400
SYSCO CORPORATION, 7.00%, DUE  5/1/06              1,000,000     1,000,000     1,003,100
                                                              ---------------------------
   TOTAL FOOD                                                    5,373,600     5,323,590
                                                              ---------------------------
   TOTAL CONSUMER NONDURABLES                                    7,328,360     7,312,790
                                                              ---------------------------

SERVICES - 1.1%

RETAIL:

WAL- MART STORES INC., 6.50%, 6/1/03               1,000,000     1,000,500       997,100
                                                              ---------------------------

CONSUMER DURABLES - 1.1%

FURNITURE:
LEGGETT and PLATT INC.,  6.10%, DUE 9/9/03         1,000,000     1,000,000       970,670
                                                              ---------------------------

CAPITAL GOODS - 9.7%

ELECTRONICS:
TEXAS INSTRUMENTS INC., 6.125%, DUE 2/1/06         1,000,000       932,930       932,800
                                                              ---------------------------
MACHINERY:
COOPER INDUSTRIES INC., 5.88%, DUE 2/20/03         1,000,000       990,780       966,800
                                                              ---------------------------
OFFICE EQUIPMENT:
XEROX CORP., 7.15%, DUE 8/1/04                     1,000,000       957,350     1,002,600
XEROX CAP EUROPE PLC, 5.875%, DUE 5/15/04          2,500,000     2,384,450     2,389,500
                                                              ---------------------------
   TOTAL OFFICE EQUIPMENT                                        3,341,800     3,392,100
                                                              ---------------------------
MISCELLANEOUS:
FLUOR CORP., 6.95%, DUE 3/1/07                     1,000,000       995,510       975,300
HONEYWELL INC., 7.00%, DUE 3/15/07                 1,000,000       967,210       995,900
MONSANTO INC., 5.375%, DUE 12/1/01                   650,000       649,038       636,220
MONSANTO INC., 6.11%, DUE 2/03/05                  1,000,000     1,000,000       968,100
                                                              ---------------------------
   TOTAL MISCELLANEOUS                                           3,611,758     3,575,520
                                                              ---------------------------
TOTAL CAPITAL GOODS                                              8,877,268     8,867,220
                                                              ---------------------------
BASIC MATERIALS -  6.7%

CHEMICALS:
DU PONT, (E.I.) DE NEMOURS and CO. INC.,
          VAR RATE, DUE 3/6/03                     1,000,000       999,960       984,200
ENGLEHARD CORP., 7.0%, DUE 8/1/01                  1,000,000       998,060     1,011,800
                                                              ---------------------------
   TOTAL CHEMICALS                                               1,998,020     1,996,000
                                                              ---------------------------
METALS:
ALUMINUM COMPANY OF AMERICA, 5.75%, DUE 2/1/01     1,000,000       970,080       994,700
                                                              ---------------------------

OIL AND GAS:

AMOCO CANADA PETROLEUM CO.,  7.25%, DUE 12/1/02      715,000       712,469       730,658
ATLANTIC RICHFIELD, 5.55%,  DUE 4/15/03            1,000,000       998,710       960,900
ONEOK, INC., 7.75%, DUE 8/15/06                    1,400,000     1,384,880     1,418,900
                                                              ---------------------------
   TOTAL OIL AND GAS                                             3,096,059     3,110,458
                                                              ---------------------------
TOTAL BASIC MATERIALS                                            6,064,159     6,101,158
                                                              ---------------------------

TRANSPORTATION - 4.8%

AEROSPACE:
BOEING COMPANY, 6.35%, DUE 6/15/03                   750,000       749,025       738,300
                                                              ---------------------------
RAILROAD:
NORFOLK and WESTERN RAILWAY CO., EQUIP.
          TRUST CERTIFICATE, 8.125% DUE 11/15/02   1,320,000     1,291,094     1,370,028
UNION PACIFIC RAILROAD CO., 6.15%, DUE 4/1/03        750,000       725,520       745,875
UNION PACIFIC RAILROAD CO., EQUIP. TRUST NO. 2
          SERIES 88,7.01% DUE 6/1/04               1,500,000     1,500,000     1,481,250
                                                              ---------------------------
   TOTAL RAILROAD                                                3,516,614     3,597,153
                                                              ---------------------------
   TOTAL TRANSPORTATION                                          4,265,639     4,335,453
                                                              ---------------------------

UTILITIES - 24.1%

COMMUNICATION:
BELL ATLANTIC NEW JERSEY, INC., 5.875%, DUE 2/1/04 1,000,000       991,350       967,000
BELLSOUTH TELECOMMUNICATIONS, 6.25%, DUE 5/15/03   1,500,000     1,493,355     1,488,750
BELL TELEPHONE OF PENNSYLVANIA, 6.125%,
          DUE 3/15/03                              1,000,000       989,000       980,500
GTE CALIFORNIA INC., 6.75%, DUE 3/15/04            1,000,000       954,121       996,500
GTE SOUTH, 6.00%, DUE 2/15/08                      1,000,000       993,250       928,300
GTE SOUTH, 6.125%, DUE 6/15/07                     1,250,000     1,245,238     1,178,375
NEW YORK TELEPHONE COMPANY, EQUIPMENT
          TRUST CERTIFICATE, 8.125%, DUE 11/15/02    750,000       746,280       713,437
SOUTHWESTERN BELL TELEPHONE COMPANY,
          5.75%, DUE 9/1/04                        1,000,000       996,430       952,200
UNITED TELEPHONE COMPANY OF FLORIDA, 6.25%,
          DUE 5/15/03                              1,500,000     1,487,925     1,460,250
                                                              ---------------------------
   TOTAL COMMUNICATION                                           9,896,949     9,665,312
                                                              ---------------------------

ELECTRIC:

CAROLINA POWER and LIGHT, 7.875%, DUE 4/15/04        500,000       495,220       515,900
EMERSON ELECTRIC CO., 6.30%, DUE 11/1/05           3,000,000     2,988,870     2,958,900
IDAHO POWER CO., 6.40%, DUE 5/1/03                 1,500,000     1,497,795     1,497,150
IOWA ELECTRIC LIGHT and POWER COMPANY, 6.00%,
          DUE 10/1/08                                500,000       492,720       468,150
                                                              ---------------------------
   TOTAL ELECTRIC                                                5,474,605     5,440,100
                                                              ---------------------------
GAS:
NORTHWEST NATURAL GAS COMPANY, 5.98%, DUE 12/15/00 1,000,000     1,000,000       996,800
NATIONAL FUEL AS CO., 6.82%, DUE 8/1/04              500,000       492,035       491,800
                                                              ---------------------------
   TOTAL GAS                                                     1,492,035     1,488,600
                                                              ---------------------------
DIVERSIFIED:
BALTIMORE GAS / ELECTRIC CO., 6.50%, DUE 2/15/03   1,000,000       988,450       991,700
CONSOLIDATED EDISON CO. OF NEW YORK, 6.625%,
          DUE 7/1/05                               1,000,000       998,840       974,000
PACIFIC GAS / ELECTRIC COMPANY, 6.25%, DUE 3/1/04  1,000,000     1,000,000       976,600
PUBLIC SERVICE COMPANY OF OKLAHOMA, 6.02%,
          DUE 3/1/01                               1,500,000     1,476,275     1,490,700
WEST TEXAS UTILITIES COMPANY, 6.375%, DUE 10/1/05  1,000,000       988,100       963,100
                                                              ---------------------------
   TOTAL DIVERSIFIED                                             5,451,665     5,396,100
                                                              ---------------------------
   TOTAL UTILITIES                                              22,315,254    21,990,112
                                                              ---------------------------

FINANCE - 4.5%

AMERITECH, 6.125%, DUE 10/15/01                    1,000,000     1,000,000       994,800
NYNEX CORP., 6.25%, DUE 3/15/03                    1,000,000       967,900       985,630
NYNEX CAPITAL FUNDING CO., 8.75%,  DUE 12/1/04     2,000,000     1,995,000     2,142,000
                                                              ---------------------------
   TOTAL FINANCE                                                 3,962,900     4,122,430
                                                              ---------------------------
   TOTAL CORPORATE BONDS                                        54,814,080    54,696,933
                                                              ---------------------------

SHORT-TERM MONEY MARKET FUND - 0.2%

SHORT-TERM MONEY MARKET FUND OF UMB BANK, n.a.       140,600       140,600       140,600
                                                              ---------------------------
TOTAL INVESTMENTS HELD                                        $ 91,174,606  $ 91,082,552
                                                              ===========================

See Notes to Financial Statements

UMB BANK, n.a.
FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS
STATEMENTS OF OPERATIONS
YEARS ENDED OCTOBER 31, 2000, 1999 AND 1998

                                      2000           1999          1998
                                    ---------------------------------------

INVESTMENT INCOME
Interest                            5,379,015    $ 6,769,984   $ 7,710,035
Audit expense                          11,246         10,120         9,190
                                    ---------------------------------------
Net investment income               5,367,769      6,759,864     7,700,845
                                    ---------------------------------------

REALIZED AND UNREALIZED
GAIN (LOSS)
    ON INVESTMENTS
Realized gain (loss) on
   investments sold, matured or redeemed
Proceeds                           65,197,455     97,742,670    83,088,516
Cost of investments                66,653,932     97,504,119    82,778,172
                                    ---------------------------------------
Net realized gain on investments
   sold, matured or redeemed       (1,456,477)       238,551       310,344
                                    ---------------------------------------

Unrealized gain (loss) on investments
Beginning of year                     (92,054)     6,560,164     3,150,137
End of year                            33,212        (92,054)    6,560,164
                                    ---------------------------------------
Net unrealized gain (loss)
   on investments                     125,266     (6,652,218)    3,410,027
                                    ---------------------------------------

Net realized and unrealized
   gain (loss) on investments      (1,331,211)    (6,413,667)    3,720,371
                                    ---------------------------------------

NET INCREASE IN NET ASSETS
   RESULTING FROM OPERATIONS      $ 4,036,558      $ 346,197  $ 11,421,216
                                   =========================================
TOTAL EXPENSE AS A PERCENT
   OF NET INVESTMENT INCOME              0.21%          0.15%         0.12%
                                         =====          =====         =====

See Notes to Financial Statements

UMB BANK, n.a.
FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS
STATEMENTS OF PARTICIPANTS' INTEREST
YEARS ENDED OCTOBER 31, 2000, 1999 AND 1998

                                      2000                              1999                             1998
                                  Units        Amount           Units         Amount       Units         Amount
                              ------------------------------------------------------------------------------------

PARTICIPANTS' INTEREST,         12,615,040    $92,660,744    15,922,850   $116,459,883   19,580,300  $130,005,324
Beginning of year
                              ------------------------------------------------------------------------------------

FROM INVESTMENT ACTIVITIES
Net investment income                           5,367,769                    6,759,864                  7,700,845
Net realized gain on
investments sold, matured or                   (1,456,477)                     238,551                    310,344
redeemed
Net unrealized gain (loss) on                     125,266                   (6,652,218)                 3,410,027
investments
                                               -----------                ------------               ------------
Net increase from investment                    4,036,558                      346,197                 11,421,216
activities
                                               -----------                ------------               ------------

FROM PARTICIPATING UNIT
TRANSACTIONS
Issuance of units                1,711,531     12,812,950     2,357,660     17,179,881    2,014,440    13,743,230
Redemption of units             (5,554,285)   (41,424,226)    (5,665,470)  (41,325,217)  (5,671,890)  (38,709,887)
                              ------------------------------------------------------------------------------------
Net decrease from
participating unit              (3,842,754)   (28,611,276)  (3,307,810)    (24,145,336)  (3,657,450)  (24,966,657)
transactions
                              ------------------------------------------------------------------------------------
PARTICIPANTS' INTEREST, End
of year                          8,772,286    $68,086,026    12,615,040    $92,660,744   15,922,850  $116,459,883
                              ============    ============  ==========   =============   =========   ============

PARTICIPATING UNIT                                     $7.76                        $7.35                      $7.31
                                                    ========                      ======                     ======

See Notes to Financial Statements

UMB BANK, n.a.
POOLED INCOME FUND FOR EMPLOYEE TRUSTS
STATEMENTS OF ASSETS AND LIABILITIES
OCTOBER 31, 2000 AND 1999

                                                            2000                              1999
                                                 --------------------------------------------------------------
                                                     Cost            Market            Cost           Market
                                                 --------------------------------------------------------------
ASSETS
Investments:

United States Government and Agency Obligations    $ 4,483,159   $ 4,483,159      $12,976,183      $12,976,183
Commercial paper                                    13,916,493    13,916,493       10,793,431       10,793,431
Short-term money market fund                         3,990,193     3,990,193        2,758,860        2,758,860
                                                   -----------   ------------     ------------     ------------
                                                   $22,389,845    22,389,845      $26,528,474       26,528.474
                                                   ============                   ============
Interest receivable                                                   72,747                           110,679
                                                                 ------------                       -----------
                                                                  22,462,592                        26,639,153
LIABILITIES
Audit fee payable                                                      1,630                             2,723
                                                                  -----------                       -----------

PARTICIPANTS' INTEREST, Equivalent to $6.26 per unit on
   3,586,943 units outstanding in 2000 and $5.88 per unit on
   4,526,610 units outstanding in 1999                          $ 22,460,962                       $ 26,636,430
                                                                =============                       ============

See Notes to Financial Statements

UMB BANK, n.a.
POOLED INCOME FUND FOR EMPLOYEE TRUSTS
STATEMENT OF INVESTMENTS HELD
OCTOBER 31, 2000

                                                                   2000
                                    -----------------------------------------------------
                                                  Number of
                                                  Shares or
                                                  Principal
                                                     Amount        Cost          Market
                                    -----------------------------------------------------

UNITED STATES GOVERNMENTS AND AGENCY OBLIGATIONS -  20.0%

FEDERAL HOME LOAN BANK, DISCOUNT NOTE, DUE 11/1/00 1,000,000    $  992,911    $  992,911
FEDERAL HOME LOAN MORTGAGE CORPORATION,
          DISCOUNT NOTE, DUE 11/7/00               1,000,000       991,111       991,111
FEDERAL NATIONAL MORTGAGE ASSOCIATION,
          DISCOUNT NOTE, DUE 11/2/00               2,510,000     2,499,137     2,499,137
                                                              ---------------------------
   TOTAL UNITED STATES GOVERNMENT
          AND AGENCY OBLIGATIONS                                 4,483,159     4,483,159
                                                              ---------------------------

COMMERCIAL PAPER - 62.2%

AMERICAN EXPRESS CREDIT CORP., DUE 11/29/00        1,000,000       993,530       993,530
AT and T COMPANY, DUE 12/14/00                     1,000,000       990,986       990,986
BECTON DICKINSON and CO., DUE 11/28/00             1,000,000       993,520       993,520
COCA COLA COMPANY, DUE 11/3/00                     1,000,000       995,693       995,693
COCA COLA COMPANY, DUE 11/10/00                    1,000,000       997,309       997,309
DOVER CORP., DUE 11/21/00                          1,000,000       994,051       994,051
EMERSON ELECTRIC CO., DUE 12/4/00                  1,000,000       986,721       986,721
FLUOR CORP., DUE 11/15/00                          1,000,000       994,033       994,033
GANNETT CO., DUE 11/8/00                           1,000,000       995,847       995,847
LUCENT TECHNOLOGIES, INC., DUE 11/9/00             1,000,000       996,040       996,040
MERCK AND CO., DUE 11/27/00                        1,000,000       994,078       994,078
MOTOROLA INC., DUE 11/13/00                        1,000,000       994,249       994,249
PACIFIC GAS AND ENERGY, DUE 11/6/00                1,000,000       994,222       994,222
WISCONSIN ENERGY CORP., DUE 11/7/00                1,000,000       996,214       996,214
                                                              ---------------------------
   TOTAL COMMERCIAL PAPER                                       13,916,493    13,916,493
                                                              ---------------------------

SHORT-TERM MONEY MARKET FUND - 17.8%

SHORT-TERM MONEY MARKET FUND OF UMB BANK, n.a.     3,990,193     3,990,193     3,990,193
                                                              ---------------------------

   TOTAL INVESTMENTS HELD                                     $ 22,389,845  $ 22,389,845
                                                              ===========================

See Notes to Financial Statements

UMB BANK, n.a.
POOLED INCOME FUND FOR EMPLOYEE TRUSTS
STATEMENT OF INVESTMENTS HELD
OCTOBER 31, 1999

                                                                  1999
                                    -----------------------------------------------------
                                                  Number of
                                                  Shares or
                                                  Principal
                                                     Amount        Cost          Market
                                    -----------------------------------------------------

UNITED STATES GOVERNMENTS
AND AGENCY
    OBLIGATIONS -  48.9%

FEDERAL HOME LOAN MORTGAGE CORPORATION,
          DISCOUNT NOTE, DUE 11/4/99               3,000,000   $ 2,978,125   $ 2,978,125
FEDERAL HOME LOAN MORTGAGE CORPORATION,
          DISCOUNT NOTE, DUE 11/5/99                  65,000        63,776        63,776
FEDERAL HOME LOAN MORTGAGE CORPORATION,
          DISCOUNT NOTE, DUE 1/14/00               2,000,000     1,963,333     1,963,333
FEDERAL NATIONAL MORTGAGE ASSOCIATION,
          DISCOUNT NOTE, DUE 11/5/99                  35,000        34,558        34,558
FEDERAL NATIONAL MORTGAGE ASSOCIATION,
          DISCOUNT NOTE, DUE 12/10/99              1,000,000       988,188       988,188
FEDERAL NATIONAL MORTGAGE ASSOCIATION,
          DISCOUNT NOTE, DUE 12/15/99              1,000,000       989,831       989,831
FEDERAL NATIONAL MORTGAGE ASSOCIATION,
          DISCOUNT NOTE, DUE 12/17/99              6,000,000     5,929,328     5,929,328
FEDERAL NATIONAL MORTGAGE ASSOCIATION,
          DISCOUNT NOTE, DUE 3/21/00                  20,000        19,521        19,521
UNITED STATES TREASURY BILL, DUE 9/14/00              10,000         9,523         9,523
                                                              ---------------------------
   TOTAL UNITED STATES GOVERNMENT
          AND AGENCY OBLIGATIONS                                12,976,183    12,976,183
                                                              ---------------------------

COMMERCIAL PAPER - 40.7%
BECTON DICKINSON and CO., DUE 1/25/00              1,300,000     1,279,053     1,279,053
DONNELLY (R.R) and SONS, INC., DUE 11/12/99        1,000,000       995,886       995,886
DOVER CORP., DUE 11/19/99                          1,000,000       995,436       995,436
DU PONT E.I. DE NEMOURS and CO., DUE 11/4/99       1,300,000     1,292,782     1,292,782
GANNETT CO., DUE 1/19/00                           1,000,000       984,129       984,129
HALLIBURTON CO., DUE 11/1/99                       1,000,000       992,973       992,973
HERSHEY FOODS CORP., DUE 11/10/99                  1,000,000       996,201       996,201
MOTOROLA INC., DUE 11/24/99                        1,000,000       993,964       993,964
PROCTER and GAMBLE, DUE 1/11/00                    1,000,000       987,381       987,381
UNITED TECHNOLOGIES CORP., DUE 1/20/00             1,300,000     1,275,626     1,275,626
                                                              ---------------------------
TOTAL COMMERCIAL PAPER                                          10,793,431    10,793,431
                                                              ---------------------------
SHORT-TERM MONEY MARKET FUND - 10.4%
SHORT-TERM MONEY MARKET FUND OF UMB BANK, n.a.     2,758,860     2,758,860     2,758,860
                                                              ---------------------------

TOTAL INVESTMENTS HELD                                        $ 26,528,474  $ 26,528,474
                                                              ===========================

See Notes to Financial Statements

UMB BANK, n.a.
POOLED INCOME FUND FOR EMPLOYEE TRUSTS
STATEMENTS OF OPERATIONS
YEARS ENDED OCTOBER 31, 2000, 1999 AND 1998

                                    2000           1999             1998
                               -------------------------------------------

INVESTMENT INCOME
Interest                        $1,551,790       $1,515,680     $1,724,563
Audit expense                        3,400            3,456          3,369
                               -------------------------------------------
   Net investment income         1,548,390        1,512,224      1,721,194
                               -------------------------------------------

REALIZED AND UNREALIZED
GAIN (LOSS) ON INVESTMENTS
Realized gain on investments sold,
   matured or redeemed
Proceeds                       273,484,686      356,426,945    315,287,622
Cost of investments            273,484,686      356,426,945    315,287,622
                               -------------------------------------------
Net realized gain on investments
   sold, matured or redeemed             0                0              0
                               -------------------------------------------
NET INCREASE IN NET ASSETS
   RESULTING FROM OPERATIONS   $ 1,548,390      $ 1,512,224    $ 1,721,194
                               ===========      ===========    ===========
TOTAL EXPENSE AS A PERCENT OF NET
   INVESTMENT INCOME                  0.22%            0.23%          0.20%
                                      =====            =====          =====

See Notes to Financial Statements

UMB BANK, n.a.
POOLED INCOME FUND FOR EMPLOYEE TRUSTS
STATEMENTS OF PARTICIPANTS' INTEREST
YEARS ENDED OCTOBER 31, 2000, 1999 AND 1998

                                         2000                              1999                             1998
                                Units           Amount           Units           Amount           Units           Amount

PARTICIPANTS' INTEREST,
   Beginning of year          4,526,610      $26,636,430       4,990,360      $27,963,660       6,611,850      $34,990,096
                           -----------------------------------------------------------------------------------------------------

FROM INVESTMENT ACTIVITIES
  Net investment income                        1,548,390                        1,512,224                        1,721,194
  Net realized gain (loss)
   on investments sold,
   matured or redeemed
  Net unrealized gain (loss)
   on investments
                                            --------------                    --------------                 --------------
Net increase from
investment activities                          1,548,390                        1,512,224                        1,721,194
                                            --------------                    --------------                 --------------

FROM PARTICIPATING UNIT
TRANSACTIONS
  Issuance of units             789,006        4,727,675       2,258,580       12,783,987       1,660,450        8,994,808
  Redemption of units        (1,728,673)     (10,451,533)     (2,722,330)     (15,623,441)     (3,281,940)     (17,742,438)
                            -------------    -------------    ------------    -------------    ------------    --------------
Net decrease from
participating unit             (939,667)      (5,723,858)       (463,750)      (2,839,454)     (1,621,490)      (8,747,630)
transactions

                            -------------    -------------    ------------    -------------    ------------    --------------
PARTICIPANTS' INTEREST,
  End of year                 3,586,943      $22,460,962       4,526,610      $26,636,430       4,990,360      $27,963,660
                            =============    =============    =============   =============    =============   ==============

NET ASSET VALUE PER
  PARTICIPATING UNIT                                  $6.26                            $5.88                           $5.60
                                                     ======                           ======                           ======

See Notes to Financial Statements

UMB BANK, n.a.
FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS
FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS
POOLED INCOME FUND FOR EMPLOYEE TRUSTS

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE YEARS ENDED OCTOBER 31, 2000

NOTE 1: NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The accounting policies followed by the Bank, as Trustee, are in accordance with the respective Trust Plans and Declarations of the Funds dated December 5, 1955 (as amended on October 10, 1963) and December 27, 1974, and in conformity with generally accepted accounting principles. The significant accounting policies and the nature of operations follow.

Nature of Operations

       The Fund for Pooling Equity Investments of Employee Trusts, the Fund for Pooling Debt Investments of Employee Trusts and the Pooled Income Fund for Employee Trusts (Funds) provide a means through which funds, held by UMB Bank, n.a. in its capacity as sole fiduciary or co-fiduciary, may be pooled for diversification of investments. The Funds are managed by UMB Bank, n.a. under regulation 9 of the Comptroller of the Currency relating to collective investment funds. Regulation 9 specifies generally the form of trust, accounting policies, investment powers, asset valuation, etc. In addition, the Funds' units are registered with the Securities and Exchange Commission under the 1933 Act.

Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Investments

       Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the year or, if no sale was reported on that date, at the average of the last reported bid and asked prices. Securities traded over-the-counter are valued at the average of the last reported bid and asked prices. Short-term obligations are valued at amortized cost, which approximates market value. Securities not priced elsewhere are priced by the Trustee, utilizing prices quoted by security brokers or dealers or investment bankers. Investment transactions are recorded on the trade date. Interest income is recorded daily. Dividend income is recorded on the ex-dividend date. Realized gains and losses from investment transactions and unrealized appreciation and depreciation of investments are reported on the identified cost basis.

Amortization

       Discounts and premiums on securities purchased are amortized over the life of the respective securities.

Income Tax Exemption

       Applicable statutes exempt the funds from U.S. federal and state income taxes.

Participation Units

       There is no par or stated value for participation units. Trusts, for which the Bank is a fiduciary, may invest or withdraw based on daily valuations. Prior to March 15, 2000, trusts invested or withdrew based on monthly valuations as of the prior month.

Stock Split

       The Board of the Funds approved a ten for one unit split with an ex-date and effective date of February 18, 2000. All unit and per unit amounts presented in these financial statements have been restated to give effect to the unit split retroactively.

NOTE 2: FUTURE CHANGE IN ACCOUNTING PRINCIPLES

       The Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). This statement, as amended by SFAS No. 137, requires all derivatives to be recorded on the balance sheet date at fair value and establishes standard accounting methodologies for hedging activities. The standard will result in the recognition of offsetting changes in value or cash flows of both the hedge and the hedged item in net investment income in the same period. The statement is effective for the Fund's fiscal year ending October 31, 2001. Because the Funds do not normally hold derivative instruments, the adoption of this statement is not expected to have a material impact on the financial statements.